Exhibit 10.1

SHAREHOLDERS AGREEMENT

AMONG

COMMUNITY CHOICE FINANCIAL INC.

AND

THE SHAREHOLDERS OF

COMMUNITY CHOICE FINANCIAL INC.

Dated as of:  April 29, 2011

i

5.5		Registration Procedures	35

5.6		Indemnification by the Company	39

5.7		Indemnification by the Participating Shareholders	39

5.8		Conduct of Indemnification Proceedings	40

5.9		Contribution	41

5.10		Other Indemnification	42

5.11		Participation in Public Offering	42

5.12		Rule 144 Sale	43

5.13		No Inconsistent Agreements	43

ARTICLE	6	ADDITIONAL AGREEMENTS	44

6.1		Payment of Tax Savings Amount	44

6.2		Certain Approval Rights	44

ARTICLE	7	CONFIDENTIALITY	45

7.1		Confidentiality	45

7.2		Confidential Information	46

ARTICLE	8	MISCELLANEOUS	47

8.1		Authority; Effect	47

8.2		Notices	47

8.3		Binding Effect, Etc	48

8.4		Waiver; Amendment; Termination	48

8.5		Descriptive Headings	49

8.6		Counterparts	49

8.7		Severability	49

8.8		No Recourse	50

8.9		Control of 2006 Rollover Holders	50

8.10		Spouses	50

8.11		Corporate Opportunities	50

8.12		No Conflicting Agreements	51

8.13		Governing Law	52

8.14		Submission to Jurisdiction; Consent to Service of Process	52

8.15		Waiver of Jury Trial	52

8.16		Aggregation of Shares	52

8.17		Rollover Holder Owner Agreements and Obligations	53

ii

8.18	Termination of Checksmart Stockholders Agreement	53

Exhibit A	Form of Joinder Agreement
Schedule A	Initial Shares of Common Stock
Schedule 6.2	Certain Approval Rights

iii

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this “Agreement”) is made as of April 29, 2011, by and among Community Choice Financial Inc., an Ohio corporation (the “Company”), Diamond Castle Partners IV, L.P. (“DCP IV”), Diamond Castle Partners IV-A, L.P. (“DCP IV-A”), Deal Leaders Fund, L.P. (“DCP Leaders” and, together with DCP IV and DCP IV-A, the “DCP Investor”), each Person listed as a 2006 Rollover Holder on Schedule A hereto or executing a Joinder Agreement as a 2006 Rollover Holder (each, a “2006 Rollover Holder” and, collectively, the “2006 Rollover Holders”), each Person listed as a 2011 Rollover Holder on Schedule A hereto or executing a Joinder Agreement as a 2011 Rollover Holder (each, a “2011 Rollover Holder” and, collectively, the “2011 Rollover Holders” and, together with the 2006 Rollover Holders, the “Rollover Holders”), and each Person listed as a Management Holder on Schedule A hereto or executing a Joinder Agreement as a Management Holder (each, a “Management Holder” and, collectively, the “Management Holders” and, together with the Rollover Holders, the “Minority Holders”).  This Agreement shall be effective as set forth under Section 8.19 below.

WHEREAS, the execution and delivery of this Agreement by and among the parties hereto is a condition to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 13, 2011, by and among the Company, Checksmart Financial Holdings Corp., CCFI Merger Sub I, Inc., CCFI Merger Sub II, Inc., and the other parties thereto (the “2011 Merger Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIVE MATTERS

1.1          Definitions.  The following terms, as used herein, shall have the following meanings:

“2006 Purchase Agreement” shall mean the Stock Purchase Agreement dated as of February 27, 2006, by and among the DCP Investor and the parties named therein.

“2006 Rollover Holder” shall have the meaning set forth in the Preamble and shall include any of their respective Permitted Transferees that hold Company Securities.

“2006 Rollover Holder Owners” shall have the meaning set forth in Section 8.9.

“2006 Rollover Holder Shares” shall mean shares of Common Stock owned by a 2006 Rollover Holder as of the date hereof and indicated as “2006 Rollover Holder Shares” on Schedule A hereto.

“2011 Merger Agreement” shall have the meaning set forth in the Preamble.

“2011 Rollover Holder” shall have the meaning set forth in the Preamble and shall include any of their respective Permitted Transferees that hold Company Securities.

“Accredited Investors” shall have the meaning set forth in Rule 501(a) of the Securities Act.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Shareholders (and vice versa), and (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person.

“Agreement” shall have the meaning set forth in the preamble of this Agreement (“Preamble”).

“Amendment” shall have the meaning set forth in Section 8.4(a)(i).

“Approval Majority” shall mean (i) Shareholders holdings no less than 50.1% of the then outstanding Voting Securities in the aggregate, which Shareholders may include the 2011 Rollover Holders and the other Shareholders, and (ii) the Golden Gate Investor so long as the Golden Gate Investor owns at least 6.5% of the then outstanding Voting Securities.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

“CCCS Holders” shall mean California Check Cashing Stores, Inc., California Check Cashing Stores II, Inc. and California Check Cashing Stores IV, Inc., collectively, and shall include any Permitted Transferee of any of the foregoing.

“CCCSI Investor” shall mean California Check Cashing Stores, Inc. and any Permitted Transferee thereof.

“CEO Director” shall have the meaning set forth in Section 2.1(a)(i).

“Change Date” shall have the meaning set forth in Section 3.1(b)(i).

“Change of Control” shall mean (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions any “person” or “group” (as such terms are used in Section 13(d) of the Exchange

Act) other than (i) a Person that is an Affiliate of the DCP Investor or any Diamond Castle Fund or (ii) a group of which the DCP Investor, any Diamond Castle Fund or any of their respective Affiliates is a member, acquires, directly or indirectly, in excess of 50% of the Voting Securities, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries) to a Person that is not an Affiliate of the Company, the DCP Investor or any Diamond Castle Fund.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act and the Exchange Act.

“Common Stock” means the Company’s authorized shares of common stock, par value $0.01 per share, and any stock into which such common stock may hereafter be converted, changed, reclassified or exchanged.

“Company” shall have the meaning set forth in the Preamble.

“Company Competitor” means (a) any Person that is reasonably determined by the Board to be a competitor of the Company or any of its Subsidiaries in any material respect and (b) any Affiliate of any such Person specified in clause (a).  For purposes hereof, without limiting the foregoing, any Person with, or whose Affiliate has, substantial operations as a provider of alternative financial services to unbanked and underbanked consumers, including short-term consumer loans, check cashing or prepaid debit cards, shall be presumed to be a Company Competitor unless the Board otherwise determines; provided, however, that for purposes of this Agreement, neither the Diamond Castle Fund nor the Golden Gate Fund shall be deemed a Company Competitor solely due to its investment in a portfolio company where such portfolio company would be deemed a Company Competitor.

“Company Securities” shall mean without duplication, (i) the Common Stock, (ii) any other securities convertible into, or exchangeable or exercisable for, or options, warrants or other rights to acquire, directly or indirectly, Common Stock or any other equity securities issued by the Company, and (iii) any other equity or equity-linked security issued by the Company.

“Confidential Information” shall have the meaning set forth in Section 7.2.

“Covered Persons” shall have the meaning set forth in Section 8.11.

“Damages” shall have the meaning set forth in Section 5.6.

“DCH” shall mean Diamond Castle Holdings, LLC.

“DCP IV” shall have the meaning set forth in the Preamble.

“DCP IV-A” shall have the meaning set forth in the Preamble.

“DCP Leaders” shall have the meaning set forth in the Preamble.

“DCP Investor” shall have the meaning set forth in the Preamble and shall include any Permitted Transferee thereof.

“DCP Directors” shall have the meaning set forth in Section 2.1(a)(v).

“Demand Registration” shall have the meaning set forth in Section 5.1(a).

“Determination Time” shall have the meaning set forth in Section 3.1(b)(iii).

“Diamond Castle Fund” shall mean DCH and any investment fund Affiliated with DCP IV, DCP IV-A, DCP Leaders or DCP IV GP, L.P. or any other investment fund managed by DCH.

“Disclosing Party” shall have the meaning set forth in Section 7.1(c).

“Drag-Along Sale” shall have the meaning set forth in Section 3.5(a).

“Drag-Along Sale Notice” shall have the meaning set forth in Section 3.5(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Securities” shall mean (a) Company Securities issued pursuant to any Management Incentive Plan, (b) any capital stock or other equity interests of the Company issued as a dividend or upon any split or other subdivision or combination of Company Securities and, to the extent required by Section 6.2, approved by the Board and an Approval Majority, (c) capital stock or other equity interests, options, warrants or convertible securities (in all cases of the Company) issued as consideration to any Person (other than the DCP Investor, any Diamond Castle Fund or any of their respective Affiliates or partners) for acquisitions or mergers by or involving the Company or any Subsidiary or in connection with an Initial Public Offering, and, in each case, to the extent required by Section 6.2, approved by the Board and an Approval Majority, (d) capital stock or other equity interests, options, warrants or convertible securities issued to any Person (other than the DCP Investor, and Diamond Castle Fund or any of their respective Affiliates or partners) in connection with any debt financing of the Company or any of its Subsidiaries, and (e) any Company Securities issued upon the exercise of any of the foregoing issuances.

“Existing Management Incentive Plan” shall have the meaning set forth in “Management Incentive Plan”.

“Fair Market Value” shall mean, as of any date of determination, the Board’s good faith determination of the fair value of the Company Securities as of such date.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing and (d) any trust maintained for the sole benefit of the foregoing.

“Frauenberg” shall mean James H. Frauenberg, Sr.

“GAAP” shall mean United States generally accepted accounting principles.

“Golden Gate Demand Eligibility” means the earlier of (i) six (6) months after the DCP Investor consummates a Demand Registration and (ii) one (1) year after the consummation of an Initial Public Offering.

“Golden Gate Director” shall have the meaning set forth in Section 2.1(a)(iii).

“Golden Gate Fund” shall mean any investment fund Affiliated with the Golden Gate Investor.

“Golden Gate Investor” means Golden Gate Capital Investment Fund II, L.P., Golden Gate Capital Investment Fund II-A, L.P., Golden Gate Capital Investment Fund II (AI) , L.P., Golden Gate Capital Investment Fund II-A AI, L.P., Golden Gate Capital Associates II-QP, L.L.C., Golden Gate Capital Associates II-AI, L.L.C., CCG AV, L.L.C. - series C, CCG AV, L.L.C. - series A, CCG AV, L.L.C. - series G, and CCG AV, L.L.C. - series I, collectively, and shall include any Permitted Transferee of any of the foregoing.

“Indemnified Party” shall have the meaning set forth in Section 5.8.

“Indemnifying Party” shall have the meaning set forth in Section 5.8.

“Independent Person” shall mean a Person who (a) is not an officer or other employee of the Company or a Subsidiary of the Company, or a Person related by blood, adoption or marriage to an officer or other employee of the Company or a Subsidiary of the Company, or (b) is not an officer or employee, partner or member of any Shareholder or an Affiliate of any Shareholder.

“Initial Public Offering” shall mean the Company’s first Public Offering.

“Initial Shares” shall mean with respect to any Shareholder or group of Shareholders, the number of Company Securities owned by such Shareholder or group of Shareholders, as of the date hereof, listed opposite their respective names on Schedule A hereto, adjusted to reflect any stock splits, combinations or the like.

“Inspectors” shall have the meaning set forth in Section 5.5(g).

“Joinder Agreement” shall mean the form of agreement attached as Exhibit A.

“Lenhart” shall mean Michael W. Lenhart.

“Management Holder” shall have the meaning set forth in the Preamble and shall include any current or future employee of the Company or any of its Subsidiaries and any

Permitted Transferee of any current or future employee of the Company or any of its Subsidiaries that, at any time, holds Company Securities.

“Management Incentive Plan” shall mean (i) the Checksmart Financial Holdings Corp 2006 Management Equity Incentive Plan, effective May 1, 2006 and as amended, as the same is adopted in accordance with the terms of the 2011 Merger Agreement to become the equity incentive plan of the Company (the “Existing Management Incentive Plan”), and (ii) any other incentive plan providing for the right of certain employees, officers and directors of, and other Persons providing services to, the Company or its Subsidiaries to purchase or acquire Company Securities or to be granted options therefor, which plan has been adopted and approved by the Board and by an Approval Majority, and, in the case of any of the foregoing under clause (i) or (ii), shall include any grant agreements or any documentation executed thereto in accordance therewith.

“Maximum Offering Size” shall have the meaning set forth in Section 5.1(f).

“Minority Holders” shall have the meaning set forth in Preamble.

“Monitoring Agreement” shall mean the Advisory Services and Monitoring Agreement, dated as of the date hereof, among Diamond Castle Holdings, LLC, GGC Administration LLC, the Company (including its subsidiaries), CheckSmart Financial Company and California Check Cashing Stores, LLC.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“New Securities” shall have the meaning set forth in Section 4.1(a).

“Notice of Proposed Issuance” shall have the meaning set forth in Section 4.1 (a).

“Original Agreement” shall have the meaning set forth in Section 8.18.

“Other Company Securities” shall have the meaning set forth in Section 3.4(d).

“Other Holder” shall have the meaning set forth in Section 3.5(a).

“Participation Period” shall have the meaning set forth in Section 4.1(b).

“Permitted Transferee” means:

(i)            means, with respect to the DCP Investor, (A) the owners of such Shareholder’s equity interests or any other Diamond Castle Fund, or (B) an Affiliate (other than any “portfolio company,” as described below) of the DCP Investor or any Diamond Castle Fund; provided, however, that in both cases such transferee shall execute a Joinder Agreement or otherwise agree to be bound by the terms of this Agreement applicable to the DCP Investor; provided, further, however, that in no event shall (x) the Company or any of its Subsidiaries or (y) any “portfolio company” (as such term is customarily used among institutional investors) of the DCP Investor or any Diamond Castle Fund or any entity controlled by any portfolio company of the DCP Investor or any Diamond Castle Fund constitute a “Permitted Transferee”;

(ii)           means, with respect to the Golden Gate Investor, (A) the owners of such Shareholder’s equity interests or any Golden Gate Fund, or (B) an Affiliate (other than any “portfolio company,” as described below) of the Golden Gate Investor or any Golden Gate Fund; provided, however, that in both cases such transferee shall execute a Joinder Agreement or otherwise agree to be bound by the terms of this Agreement applicable to the Golden Gate Investor; provided, further, however, that in no event shall (x) the Company or any of its Subsidiaries or (y) any “portfolio company” (as such term is customarily used among institutional investors) of the Golden Gate Investor or any Golden Gate Fund or any entity controlled by any portfolio company of the Golden Gate Investor or any Golden Gate Fund constitute a “Permitted Transferee”; and

(iii)          in the case of any Shareholder other than the DCP Investor and the Golden Gate Investor, (A) if such Shareholder is natural person, (x) any Family Member of such Shareholder; (y) a trust, partnership, corporation, limited liability company or other similar entity solely for the benefit of such Shareholder or Family Member of such Shareholder; and (z) upon such Shareholder’s death, the executors, administrators, testamentary trustees, legatees or beneficiaries of such Shareholder, and (B) if such Shareholder is a trust, partnership, corporation, limited liability company or other similar entity, any other trust, partnership, corporation, limited liability company or other similar entity or family member, in each case solely for estate planning purposes or gift planning purposes.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning set forth in Section 5.2(a).

“Preamble” shall have the meaning set forth in the definition of Agreement.

“Public Offering” shall mean an underwritten public offering and sale of shares of Common Stock for cash pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Receiving Party” shall have the meaning set forth in Section 7.1(c).

“Records” shall have the meaning set forth in Section 5.5(g).

“Registering Shareholder” shall have the meaning set forth in Section 5.1(a)(ii).

“Registrable Securities” shall mean, at any time, (i) shares of Common Stock owned by the Shareholders, (ii) shares of Common Stock issuable to the Shareholders upon exercise, conversion or exchange of any option, warrant or other security of the Company or any of its

Subsidiaries, and (iii) shares of Common Stock directly or indirectly issued or issuable to the Shareholders with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization, reclassification or similar transaction, in the case of each of clause (i), (ii) and (iii) above, whether owned on the date hereof or acquired hereafter; provided that in no event shall Registrable Securities include any shares of Common Stock (A) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, except as otherwise provided in clause (C) of this proviso, (B) which have been sold pursuant to Rule 144 or Rule 145, or (C) registered for resale pursuant to an effective registration statement on Form S-8 (or any successor or similar form).

“Registration Expenses” means any and all reasonable expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of counsel to the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering (and including the expenses of counsel for each of the DCP Investor and the Golden Gate Investor (and, if applicable, any CCCS Holder) relating to the preparation and delivery of legal opinions for the DCP Investor and the Golden Gate Investor), provided that the Company shall be required to bear the fees and expenses of no more than one deal counsel for each of the DCP Investor and the Golden Gate Investor (it being understood that local counsel shall not be deemed deal counsel for such purposes), (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, to the extent not otherwise paid or reimbursed by the underwriters of the offering, and (xiii) transfer agents’ and registrars’ fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering.

“Relative Ownership Percentage” shall have the meaning set forth in Section 3.1(b)(iii).

“Requesting Shareholder” shall have the meaning set forth in Section 5.1(a).

“Rights Holders” shall have the meaning set forth in Section 4.1(a).

“Rollover Holders” shall have the meaning set forth in the Preamble and shall include any of their respective Permitted Transferees that hold Company Securities.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor rule).

“Sale Obligations” shall mean any liabilities and obligations, including liabilities and obligations for indemnification, amounts paid into escrow and post-closing adjustments (other than any such liabilities and obligations that relate solely to a particular Shareholder, such as indemnification with respect to individual covenants made by a Shareholder or representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Company Securities being sold, in respect of which only such Shareholder shall be liable), incurred by the Company and its Subsidiaries in connection with any applicable transaction.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders” shall mean each Person (other than the Company) who shall be a party to or bound by this Agreement (as may be amended from time to time).

“Shelf Request” shall have the meaning set forth in Section 5.3(a).

“Shelf Registration” shall have the meaning set forth in Section 5.3(a).

“Subsidiary” shall mean any Person as to which the Company owns or controls, directly or indirectly, more than 50% percent of the voting securities of such Person.

“Successor Security” shall have the meaning set forth in Section 6.1(c).

“Tag-Along Notice” shall have the meaning set forth in Section 3.4(a).

“Tag-Along Offer Period” shall have the meaning set forth in Section 3.4(b).

“Tag-Along Offerees” shall have the meaning set forth in Section 3.4(a).

“Tag-Along Response Notice” shall have the meaning set forth in Section 3.4(b).

“Tag-Along Sale” shall have the meaning set forth in Section 3.4(a).

“Tag Seller” shall have the meaning set forth in Section 3.4(a).

“Tagging Persons” shall have the meaning set forth in Section 3.4(b).

“Tax Savings Amount”, with respect to a Taxable Disposition, shall mean the product obtained by multiplying (x) $5.4 million by (y) a fraction, the numerator of which is the number of 2006 Rollover Holder Shares disposed of in such Taxable Disposition and the denominator of which is the total number of 2006 Rollover Holder Shares as of the date hereof, adjusted for stock dividends, stock splits and other corporate transactions, it being understood and agreed that in no event shall any gain, loss, saving, carry-over, adjustment or other amount arising in favor of or for the account of the Company or any of its Subsidiaries, be within the meaning of Tax Savings Amount.

“Taxable Disposition” shall mean a sale or other disposition, directly or indirectly (including through another entity), of a 2006 Rollover Holder Share by a 2006 Rollover Holder in which gain or loss is recognized, in whole or in part, for federal income tax purposes.

“Third Party Prospect” means a prospective purchaser (except a Permitted Transferee of the prospective selling Shareholder) of Company Securities in a bona fide arm’s-length transaction (it being understood that a non-Affiliated limited partner of any Diamond Castle Fund or Golden Gate Fund shall not be considered a Third Party Prospect to the extent such limited partner is receiving from such Diamond Castle Fund or Golden Gate Fund, as applicable, a pro rata in-kind distribution of Company Securities).

“Transfer” shall mean (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer Company Securities or any participation or interest therein, whether directly or indirectly (including by Transfer of any equity interest in a Shareholder other than to a Permitted Transferee), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Underwritten Shelf Takedown” shall have the meaning set forth in Section 5.3(b).

“Unrestricted Securities” shall have the meaning set forth in Section 3.1(b)(iii).

“Unwinding Event” shall have the meaning set forth in Section 3.3(b).

“U.S. Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in effect in the United States of America.

“Voting Securities” shall mean any Company Securities that have the ordinary power to vote in the election of directors (other than Company Securities having such power upon the happening of an event, including exercise or conversion).

1.2          Other Definitional and Interpretative Matters.  Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement, the following rules of interpretation apply:

(a)           Calculation of Time Period.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded.  If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b)           Currency.  Any reference in this Agreement to $ means U.S. dollars.

(c)           Exhibits and Schedules.  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full in this Agreement and are an integral part of this Agreement.

(d)           Gender and Number.  Unless the context otherwise requires, any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa.

(e)           Headings.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

(f)            Article, Section and Similar References.  Unless the context otherwise requires, all references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement.

(g)           Hereby and Similar Words.  Unless the context otherwise requires, the words “hereby,” “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to the provision in which such words appear.

(h)           Including.  The word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(i)            Parties to this Agreement.  Any reference in this Agreement to the “parties” to this Agreement means the signatories to this Agreement, any Person who executes a Joinder Agreement to his Agreement and their successors and permitted assigns, and does not include any third party.

ARTICLE 2

GOVERNANCE

2.1          Election of Board of Directors.

(a)           Each Shareholder shall take all action and cast all votes, to which such holder is entitled (or execute written consents in lieu thereof) in respect of the Voting Securities owned by it, and the Company shall take all necessary and desirable actions within its control, to cause the authorized number of directors of the Board to be the number of directors determined by DCP, in its sole discretion, and to cause and maintain the election to the Board as follows:

(i)            one director who at all times shall be the then current chief executive officer of the Company (the “CEO Director”), who will initially be Ted Saunders;

(ii)           Frauenberg, to the extent he determines (in his sole discretion) is physically capable of serving as a director, or his designee, in each case so long as the 2006 Rollover Holders collectively own at least 10% of the then outstanding Voting Securities;

(iii)          one director designated by the Golden Gate Investor (the “Golden Gate Director”), so long as the Golden Gate Investor owns at least 3.5% of the then outstanding Voting Securities (it being agreed that from and after such time as the Golden Gate Investor owns less than 3.5% of the then outstanding Voting Securities (but at least 2.5% of the then outstanding Voting Securities) the Golden Gate Investor shall have the right to appoint one Board observer pursuant to Section 2.1(d) below);

(iv)          if desired from time to time by the DCP Investor, one or more Independent Persons satisfactory to the DCP Investor; and

(v)           the remaining directors (which in no event shall constitute less than a majority of the Board) designated by the DCP Investor (the “DCP Directors”).

(b)           After an Initial Public Offering, the Shareholders shall negotiate in good faith such changes to the composition of the members of the Board and its committees as may be necessary for the appointment of independent directors to the extent required in order to comply with applicable securities laws and listing standards; provided, however, that unless otherwise agreed by the DCP Investor, the DCP Investor shall retain the right to appoint a majority of the directors of the Board.

(c)           At any time, whether before or after an Initial Public Offering, the Golden Gate Investor shall have the right exercisable in its sole and absolute discretion to relinquish or terminate its right pursuant to Section 2.1(a)(iii) to have any Golden Gate Director serve on the Board.

(d)           (i)            Prior to an Initial Public Offering, and for so long as the Golden Gate Investor owns at least 2.5% of the then outstanding Voting Securities (or successor securities) and does not have a Golden Gate Director, the Company and each other Shareholder will permit and enable an individual designated by the Golden Gate Investor to attend all meetings of the Board or any committee thereof and of the governing board of any Subsidiary of the Company, in each case as an observer. Prior to an Initial Public Offering, and for so long as the CCCS Holders collectively own at least 2.5% of the then outstanding Voting Securities (or successor securities), the Company and each other Shareholder will permit and enable an individual designated by the CCCSI Investor to attend all meetings of the Board or any committee thereof and of the governing board of any Subsidiary of the Company, in each case as an observer.

(ii)           In the event the DCP Investor or its Permitted Transferees sells any Voting Securities to a third party in compliance with the provisions of this Agreement, and such third party owns at least 2.5% of the then outstanding Voting Securities (or successor securities), then, upon the request of the DCP Investor and solely prior to an Initial Public Offering, the Company and each other Shareholder will permit and enable an individual designated by such third party to attend all meetings of the Board or any committee thereof as an observer so long as such third party continues to own at least 2.5% of the then outstanding Voting Securities (or successor securities).

(iii)          Any Board observer shall receive proper notices of all meetings of the Board or any committee thereof (and shall have the right to participate in all discussions thereat but shall not be entitled to vote on any matter submitted to the Board for approval) and shall receive all written materials distributed or required to be distributed to the Board members or any committee thereof reasonably in advance of Board meetings.  The Company shall pay the reasonable out-of-pocket expenses incurred by such Board observer in connection with attending the meetings of the Board and any committee thereof (but in no event shall the Board observer enjoy compensation from the Company for the performance of such role).  Notwithstanding anything to the contrary, the Company reserves the right to exclude the Board observer from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

2.2          Removal and Vacancies.

(a)           Except for the CEO Director, who will be subject to removal under Section 2.2(c), if any Person(s) entitled to designate a director pursuant to Section 2.1 requests that any of its or their designees be removed as a director, each Shareholder shall take all action and cast all votes to which such holder is entitled in respect of the Voting Securities owned by it, to cause the removal of such director(s).  Except for the CEO Director, who will be subject to removal under Section 2.2(c), each Shareholder agrees that it shall not vote any of its Voting Securities (or execute written consents in lieu thereof) in favor of, or take any other action related to, the removal of any director who has been designated pursuant to Section 2.1 unless, pursuant to the preceding sentence, requested by the Person(s) entitled to designate such director.

(b)           If as a result of death, disability, retirement, resignation or removal of a director designated pursuant to Section 2.1 there shall exist or occur any vacancy on the Board (other than the CEO Director), (i) the Person or Persons entitled pursuant to Section 2.1 to designate such director whose death, disability, retirement, resignation or removal resulted in such vacancy shall (so long as such Person is then entitled) have the right exercisable in its sole and absolute discretion to designate another Person to fill such position, and (ii) each Shareholder shall take all action and cast all votes to which such holder is entitled (or execute written consents in lieu thereof) in respect of the Voting Securities owned by it, to cause the election of such designee.

(c)           If at any time a Person serving as the CEO Director ceases to be the chief executive officer of the Company, each Shareholder shall take all action and cast all votes to which such holder is entitled (or execute written consents in lieu thereof) in respect of the Voting Securities owned by it, or over which it has voting power, to cause the removal of such Person as CEO Director and, at such time as a succeeding chief executive officer is appointed in conformity with the provisions hereof, the appointment or election of such Person as the CEO Director.

2.3          Subsidiary Boards.  The Company and each Shareholder hereby agree to take all action and cast all votes to which such holder is entitled (or execute written consents in lieu thereof) in respect of the Voting Securities owned by it, and the Company shall take all necessary and desirable actions within its control, to cause the composition of the boards of directors or other governing body of any Subsidiary of the Company to be comprised of (i) a majority of DCP Investor designees and (ii) one Golden Gate Investor designee so long as the Golden Gate Investor is entitled to appoint a director to the Board pursuant to Section 2.1(a)(iii).

2.4          Expenses.  The Company shall pay all reasonable and documented out-of-pocket expenses incurred by each member of the Board in connection with traveling to and from and attending meetings of the Board (and any committees thereof) or the boards of directors or other governing body (and any committees thereof) of any Subsidiaries of the Company and while conducting business at the request of the Company or any of its Subsidiaries.  The Board shall determine in good faith any fees payable to the Independent Persons serving on the Board; otherwise no member of the Board shall be entitled to any fee for serving in such capacity.

2.5          Governing Documents Provisions.  Each Shareholder agrees to vote all of its Voting Securities or execute proxies or written consents, as the case may be, and to take all other actions reasonably necessary, to ensure that the Company’s charter and code of regulations and any other organizational or constitutive documents of the Company or any Subsidiary of the Company (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.

2.6          Board Meetings.  The Board shall meet at least once each calendar quarter.

2.7          Corporate Opportunity.  [intentionally omitted]

2.8          Committees.  Subject to Section 2.1(b), in the event that the Board establishes any committees in accordance with the terms of this Agreement, such committee shall consist of (i) a majority of DCP Investor designees and (ii) one Golden Gate Investor designee so long as the Golden Gate Investor is entitled to appoint a director to the Board pursuant to Section 2.1(a)(iii) (it being understood that following an Initial Public Offering, the audit committee shall consist of independent directors as required by applicable laws, rules and regulations).

ARTICLE 3

TRANSFER RESTRICTIONS

3.1          General Restrictions on Transfer.

(a)           Each Shareholder understands and agrees that the Company Securities held by it on the date hereof have not been registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder.  Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement and in, if applicable, the terms of any Management Incentive Plan.  No Shareholder shall Transfer any Company Securities to any Person if such Transfer would, in the Board’s good faith determination, result in adverse regulatory consequences to the Company, including, without limitation, obligations of the Company to file periodic reports with the Commission under the Exchange Act.

(b)           Notwithstanding anything in this Agreement to the contrary (including any rights afforded to a Minority Holder pursuant to Article 5):

(i)            from the date hereof until the earlier of (a) the one year anniversary of the date hereof and (b) an Initial Public Offering (such earlier date, the “Change Date”), no Shareholder may Transfer any of its Company Securities, except (A) to a Permitted Transferee in accordance with Section 3.3, (B) the DCP Investor may Transfer all (but not less than all) of its Company Securities so long as it exercises its rights under a Drag-Along Sale pursuant to Section 3.5 in compliance with the terms thereof, (C) in the case of the Other Holders, in a Transfer of Company Securities in a Drag-Along Sale described in Section 3.1(b)(i)(B) (in compliance with the terms thereof) or (D) to another Shareholder or the Company pursuant to an indemnification claim under the 2011 Merger Agreement.

(ii)           if an Initial Public Offering does not occur on or prior to the one year anniversary of the date hereof, then from the Change Date until an Initial Public Offering, no Minority Holder may Transfer any of its Company Securities, except (A) to a Permitted Transferee in accordance with Section 3.3, (B) in a

Transfer of Company Securities in a Tag-Along Sale or Drag-Along Sale pursuant to Sections 3.4 or 3.5 (in each case, in compliance with the terms thereof) or (C) to another Shareholder or the Company pursuant to an indemnification claim under the 2011 Merger Agreement.  Notwithstanding anything to the contrary, from the Change Date until the Initial Public Offering (if such period exists), no Shareholder may Transfer Company Securities to a Company Competitor without the approval of the Board except in connection with the sale of the Company.

(iii)          following an Initial Public Offering, and subject to Section 3.1(a), no Minority Holder may Transfer any of its Company Securities, except (A) to a Permitted Transferee in accordance with Section 3.3 and (B) shares of Common Stock, other than any unvested shares of Common Stock issued or granted pursuant to the Management Incentive Plan (such shares of Common Stock that may be Transferred, “Unrestricted Securities”), but only to the extent such Transfer would not result in the Relative Ownership Percentage (as defined below) of the Unrestricted Securities owned by such Minority Holder immediately following the effective time of such Transfer (the “Determination Time”) being less than the aggregate Relative Ownership Percentage of the Company Securities owned by the DCP Investor immediately following the Determination Time; provided, however, that this Section 3.1(b)(iii) will not apply to the Golden Gate Investor and any other 2011 Rollover Holder.  For purposes of this Section 3.1(b)(iii), “Relative Ownership Percentage” means:

(1)           with respect to the Unrestricted Securities held by a Minority Holder, a fraction (expressed as a percentage), (A) the numerator of which is the number of Unrestricted Securities owned by such Minority Holder immediately following the Determination Time and (B) the denominator of which is the sum of (x) the number of Unrestricted Securities owned by such Minority Holder immediately following the Initial Public Offering and (y) the number of Company Securities owned by such Minority Holder that were not Unrestricted Securities immediately following the Initial Public Offering but that have subsequently become Unrestricted Securities, and

(2)           with respect to Company Securities owned by the DCP Investor, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Company Securities owned by the DCP Investor immediately following the Determination Time and (B) the denominator of which is the aggregate number of Company Securities owned by the DCP Investor immediately following the Initial Public Offering.

(iv)          Following the Initial Public Offering, if any DCP Investor Transfers Company Securities to a third party, it shall notify the Company promptly following the consummation of such Transfer of the number and type of Company Securities Transferred.  Any Minority Holder subject to Section

3.1(b)(iii) wishing to Transfer Company Securities pursuant to Section 3.1(b)(iii) shall be entitled to obtain prior to such Transfer, and rely upon, a statement from the Company of the number of Unrestricted Securities that such Minority Holder may Transfer pursuant to Section 3.1(b)(iii).

(c)           Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void.

3.2          Legends.

(a)           In addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF April 29, 2011, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM COMMUNITY CHOICE FINANCIAL INC. OR ANY SUCCESSOR THERETO.”

(b)           If any shares of Common Stock shall become freely transferable under the Securities Act, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares of Common Stock without the first sentence of the legend required by Section 3.2(a) endorsed thereon; provided, however, as a condition thereto, the Company may request that the holder provide an opinion of legal counsel reasonably acceptable to the Company stating that such shares of Common Stock are freely transferable under the Securities Act.  If any shares of Common Stock cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares of Common Stock without the second sentence of the legend required by Section 3.2(a) endorsed thereon.

3.3          Permitted Transferees.

(a)           Subject to Section 3.1 and, if applicable, any Management Incentive Plan, any Shareholder may at any time Transfer any or all of its Company Securities to a Permitted Transferee of such Shareholder; provided that (i) such Transfer does not involve any economic realization in respect of such Transfer, (ii) such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement agreeing to be bound by the terms of this Agreement, (iii) such Shareholder shall have given written prior notice to the Company of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted

Transferee and such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement, and (iv) the Company shall be entitled to condition any such Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of the Securities Act.

(b)           If, while a Permitted Transferee holds any Company Securities, a Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial transferring Shareholder from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferring Shareholder received such shares (an “Unwinding Event”), then:

(i)            the relevant initial transferor Shareholder shall forthwith notify the other Shareholders and the Company of the pending occurrence of such Unwinding Event; and

(ii)           prior to such Unwinding Event, such initial transferor Shareholder shall take all actions necessary to effect a Transfer of all the Company Securities held by the relevant Permitted Transferee either back to such Shareholder or, pursuant to this Section 3.3, to another Person which qualifies as a Permitted Transferee of such initial transferring Shareholder.

(c)           Notwithstanding anything to the contrary contained in this Agreement, no party shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in such Permitted Transferee.

3.4          Tag-Along Rights.

(a)           If the DCP Investor (a “Tag Seller”) proposes to Transfer shares of Common Stock representing more than 25% of its Initial Shares to any Third Party Prospect(s) (a “Tag-Along Sale”), then at least 15 days before the closing of any such proposed Transfer the Tag Seller shall give written notice (a “Tag-Along Notice”) to each Rollover Holder (the “Tag-Along Offerees”), which shall (i) state the number and type of shares of Common Stock proposed to be Transferred, (ii) state the proposed amount and type of consideration to be paid by such Third Party Prospect(s) for the shares of Common Stock proposed to be Transferred and all other material terms and conditions of the proposed Transfer, and (iii) contain an offer for each Tag-Along Offeree to participate in such Transfer pursuant to this Section 3.4; provided, however, that the Golden Gate Investor and the other 2011 Rollover Holders shall be entitled to a Tag-Along Notice (and each shall be, accordingly a Tag-Along Offeree for purposes thereof) regardless of whether the Tag Seller proposed to Transfer more or less than 25% of its Initial Shares, and the Golden Gate Investor and the other 2011 Rollover Holders shall be entitled to participate in any such Transfer pursuant to this Section 3.4 notwithstanding the fact that the Tag Seller proposed to Transfer less than 25% of its Initial Shares.

(b)           For a period of 10 days after receipt of the Tag-Along Notice (the “Tag-Along Offer Period”), each Tag-Along Offeree shall have the right, by delivering written notice

(a “Tag-Along Response Notice”) to the Tag Seller prior to the expiration of the Tag-Along Offer Period, to elect to include in the proposed Transfer all or any portion of its pro rata portion of vested shares of Common Stock proposed to be Transferred in such Tag-Along Sale, which shall be the proportion that the number of shares of Common Stock owned by such Tag-Along Offeree bears to the aggregate number of shares of Common Stock owned by the Tag Seller and all Tag-Along Offerees (the “Tagging Persons”); provided, however, that if the consideration to be received in the Tag-Along Sale includes securities, only Tagging Persons that have certified to the reasonable satisfaction of the Tag Seller that they are Accredited Investors shall be entitled to participate in such Transfer.  The Tag Seller shall reduce to the extent necessary the number of shares of Common Stock it otherwise would have sold in the proposed Transfer so as to permit the Tagging Persons to sell the shares of Common Stock elected by them to be included in the Tag-Along Sale (it being agreed that in the event that the Third Party Prospect(s) in such proposed Transfer do not permit a Tag-Along Offeree that has exercised its right pursuant to and in accordance with the terms of this Section 3.4 to participate in such Transfer to so participate, the Tag-Seller shall not consummate such proposed Transfer).  A Tagging Person’s participation in a Tag-Along Sale is conditioned upon (i) the consummation of the transactions contemplated in the Tag-Along Notice with the transferee named therein and (ii) subject to the other provisions of this Section 3.4 and Section 3.6, such Tagging Person’s execution and delivery of all agreements and other documents as the Tag Seller executes and delivers in connection with the Tag-Along Sale.  The consummation of the Tag-Along Sale shall be in accordance with all of the material terms and conditions set forth in the Tag-Along Notice and each participating Tagging Person shall receive the same consideration per share of Common Stock (including the same form of consideration) as received by the Tag Seller (and on the same date as the Tag Seller) and shall otherwise be on the same economic terms and subject to the same conditions, as the Tag Seller is selling its shares of Common Stock in such Tag-Along Sale; provided, however, that in no event shall any Tagging Person have any greater obligations (measured on a pro rata basis based on proceeds received) in connection with such sale than the Tag Seller.  The Tag Seller’s right to consummate the Tag-Along Sale as proposed in the applicable Tag-Along Notice (and, then, solely in accordance with the requirements of this Section 3.4 and Section 3.6) shall survive (without any requirement for sending a new Tag-Along Notice to the Tag-Along Offerees) for a period lasting until the date that is later of (i) 90 days after receipt of the Tag-Along Notice by the Tag-Along Offerees and (ii) 30 days after receipt of any material required approval of such sales from any governmental entity that is a condition precedent in the definitive documentation with respect to such Tag-Along Sale; provided that, in the event that any of the material terms or conditions of such proposed Tag-Along Sale change compared to those set forth in the Tag-Along Notice, the Tag Seller shall give the Tag-Along Offerees notice of such change and a period of 10 days to determine whether such Tag-Along Offerees desire to participate in the Tag-Along Sale as provided in this Section 3.4.

(c)           This Section 3.4 shall not apply to (i) any Transfer of Company Securities in a Drag-Along Sale or (ii) any Transfer of Company Securities to a Permitted Transferee or in connection with an Initial Public Offering.

(d)           Notwithstanding anything to the contrary, in the event the Company issues Company Securities (other than Common Stock or securities issued pursuant to the Management

Incentive Plan) (the “Other Company Securities”), then this Section 3.4 shall be modified to provide that if the Tag Seller sells any of its Other Company Securities, the Tag-Along Offerees owning such type of Company Securities shall have the rights set forth in this Section 3.4 with respect to such proposed sale of other Company Securities by the Tag Seller (i.e., such sale shall constitute a Tag-Along Sale), including equal opportunity to participate ratably in such transaction; provided, however, that the Tag-Along Offerees (other than the Golden Gate Investor and the other 2011 Rollover Holders) shall not have an opportunity to so participate unless the DCH Investor sells at least 25% of its Other Company Securities.  Such modifications shall include provisions that the consideration per share, terms and conditions shall be adjusted as necessary to the extent such Tagging Person and the Tag Seller are selling different series or classes of Company Securities and that any adjustment between any preferred Company Securities and Common Stock shall be made by determining the valuation implied by such sale (by extrapolating such valuation to a sale of all Company Securities) and determining the proceeds of such sale which would have been distributed to the Company with respect to a share of such preferred Company Security and Common Stock in a complete liquidation pursuant to the rights and preferences set forth in the Company’s articles of incorporation as in effect immediately prior to such sale.

(e)           For the avoidance of doubt, the foregoing provisions of this Section 3.4 will only apply from the Change Date until an Initial Public Offering (it being agreed that from the date hereof until the Change Date, the provisions of Section 3.1(b)(i) shall apply).

3.5          Drag-Along Rights.

(a)           If the DCP Investor proposes that it or the Company enter into a transaction (other than with a Permitted Transferee) that would result in the Transfer of an amount of Company Securities that would result in a Change of Control (a “Drag-Along Sale”), then such DCP Investor shall provide written notice (a “Drag-Along Sale Notice”) to each other Shareholder (an “Other Holder”) not less than 12 Business Days prior to the consummation of the proposed Drag-Along Sale.  The Drag-Along Sale Notice shall state the proposed amount and type of consideration to be paid by such Third Party Prospect in such Drag-Along Sale and all other material terms and conditions of the Drag-Along Sale.

(b)           Each Other Holder shall be required to participate in the Drag-Along Sale on the same economic terms and conditions as are applicable to the DCP Investor, including the same consideration per Company Security (including the same form of consideration) as received by the DCP Investor (on no later than the same date as the DCP Investor); provided, however, that in no event shall any Other Holder have any greater obligations in connection with such sale than the DCP Investor; provided, further, that the consideration per share, terms and conditions shall be adjusted as necessary to the extent such Other Holder and the DCP Investor are selling different series or classes of Company Securities; provided, further, that any adjustment between any preferred Company Securities and Common Stock shall be made by determining the valuation implied by such sale (by extrapolating such valuation to a sale of all Company Securities) and determining the proceeds of such sale which would have been distributed to the Company with respect to a share of such preferred Company Security and Common Stock in a complete liquidation pursuant to the rights and preferences set forth in the

Company’s articles of incorporation as in effect immediately prior to such sale.  Notwithstanding the foregoing, if the consideration to be received in the Drag-Along Sale includes securities, any Other Holder that is unable to certify to the reasonable satisfaction of the DCP Investor that it is an Accredited Investor may, at the election of the DCP Investor, be required to receive, in lieu of the securities to which it would otherwise be entitled to receive in such Drag-Along Sale, an amount in cash equal to the Fair Market Value thereof.

(c)           If the Drag-Along Sale is structured as a sale of Company Securities, the DCP Investor or the Company may require each Other Holder to Transfer a portion of its Company Securities that represents the same percentage of the Company Securities held by such Other Holder as the number of Company Securities being sold by the DCP Investor (for example, if the DCP Investor is selling 70% of its Company Securities, then such Other Holders will be required to sell 70% of their Company Securities).

(d)           If the Drag-Along Sale is structured as a merger, sale of assets or other transaction that requires approval of the Shareholders, then each Other Holder shall cooperate in, and shall take all actions that the DCP Investor deems reasonably necessary or desirable to consummate the Drag-Along Sale, including, without limitation, (i) voting their respective Company Securities (or executing and delivering written consents in lieu thereof) in favor of, or otherwise consenting to, the Drag-Along Sale and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale, and (ii) not exercising any dissenters’ or appraisal rights to which they may be entitled in connection with the Drag-Along Sale.  Each Other Holder (other than the Golden Gate Investor and the other 2011 Rollover Holders) hereby grants to the DCP Investor, an irrevocable proxy to vote, including in any action by written consent, such Other Holder’s Company Securities in accordance with this Section 3.5.

(e)           Except as set forth in Section 3.5(b), upon the consummation of such Drag-Along Sale, all Shareholders holding the same kind of Company Security participating in such Drag-Along Sale shall receive (on the same date as the DCP Investor in the case of the Golden Gate Investor and the other 2011 Rollover Holders) the same form and amount of consideration per Company Security, or, if any Shareholder is given an option as to the form and amount of consideration to be received, all Shareholders participating therein with the same Company Securities will be given the same option.

(f)            The DCP Investor’s right to consummate (or cause the consummation of) the Drag-Along Sale as proposed in the applicable Drag-Along Sale Notice (and, then, solely in accordance with the requirements of this Section 3.5 and Section 3.6) shall survive (without any requirement for sending a new Drag-Along Sale Notice to the Other Holder) for a period lasting until the date that is later of (i) 90 days after receipt of the Drag-Along Sale Notice by the Other Holder and (ii) 30 days after the receipt of any material required approval of such sales from any governmental entity (that is a condition precedent in the definitive documentation with respect to such sale).

(g)           Notwithstanding anything contained herein to the contrary, (i) no Drag-Along Sale shall be permitted to be effectuated (whether by combination of shares, recapitalization, merger, consolidation, reorganization, reclassification or similar transaction)

whereby the DCP Investor, any Diamond Castle Funds, the Golden Gate Investor or any Golden Gate Funds would hold interests in a successor to the Company which is a limited liability company, a partnership or any other non corporate entity which is treated as a partnership for income tax purposes in a manner that would reasonably be likely to cause any of the DCP Investor, any Diamond Castle Fund, the Golden Gate Investor or any Golden Gate Fund to recognize (A) any “unrelated business taxable income” (within the meaning of Section 512 of the Code) or (B) any income that is effectively connected with the conduct of a trade or business within the United States (as described in Section 864(c) of the Code), unless the DCP Investor and the Golden Gate Investor are given 10 days prior written notice of such transaction and consent (in their sole discretion) thereto; and (ii) regardless of the form a Drag-Along Sale would take (whether by combination of shares, recapitalization, merger, consolidation, reorganization, reclassification or other transaction), the proceeds of any such Drag-Along Sale shall be distributed to the Shareholders in accordance with the liquidation preference and distribution allocation requirements contained in the Company’s charter.

3.6          Miscellaneous Provisions Related to Tag-Along and Drag-Along Sales.  With respect to any Tag-Along Sale or Drag-Along Sale pursuant to this Agreement:

(a)           Each Tagging Person or Other Holder as applicable, shall, upon request, deliver to the DCP Investor (or the Company, if applicable) the certificate or certificates representing the Company Securities of such Shareholders to be included in the Tag-Along Sale or Drag-Along Sale, as applicable, duly endorsed, in proper form for Transfer, together with (except in the case of the 2011 Rollover Holders) an irrevocable power-of-attorney or a blank stock power authorizing the DCP Investor to Transfer such Company Securities and to execute and deliver on behalf of such Shareholder all other documents required to be executed in connection with such transaction.

(b)           Notwithstanding anything to the contrary contained in this Agreement, (i) each Tagging Person or Other Holder, as applicable, will agree to be responsible only for the following customary representations and warranties and solely to the extent related to shares of such Tagging Person or Other Holder proposed to be transferred or such Tagging Person or Other Holder itself (and not the Company or any other Person): ownership, no liens, no conflicts, no consents, authorization, organization and good standing, enforceability, no litigation and financial advisors.  Any liability for breach thereof shall be several and not joint and the liabilities thereunder shall be borne on a pro rata basis based on the consideration received by each such Tagging Person or Other Holder, as applicable; provided that in no event shall any Tagging Person or Other Holder, as applicable, be liable for a breach of any representations or covenants made by any other Person in such agreement that are specific to such Person; (ii) any general indemnity given by the Tag Seller or DCP Investor, as applicable, applicable to liabilities not specific to the Tag Seller or DCP Investor, as applicable, to the purchaser in connection with such sale shall be apportioned among the Tag Seller or DCP Investor, as applicable, on the one hand, and the Tagging Persons or Other Holders, as applicable, participating in such sale, on the other, according to the consideration received by each of them and shall not exceed the net proceeds from the sale received by each of them; (iii) any representation relating specifically to a Tagging Person or Other Holder, as applicable, shall be made only by that Tagging Person or Other Holder, as applicable, and any indemnity given with respect to such representation shall be given only by such Tagging Person or Other Holder, as applicable, and not in an amount exceeding the amount of the net proceeds received by such Tagging Person or Other Holder, as applicable, in the sale; and (iv) no non-solicitation or non-competition covenant may be imposed upon any Tagging Person or Other Holder, as applicable, in connection with such sale (except for covenants with respect to the non-solicitation of employees or key customer or vendor relationships, it being understood that any such non-solicitation covenant shall not apply to any portfolio company Affiliated with the Golden Gate Investor or any Golden Gate Fund so long as such portfolio company has not received Confidential Information).

(c)           Subject to the limitations set forth in Sections 3.4 or 3.5, as applicable, if requested by the DCP Investor, the Company and each Tagging Seller or Other Holder, as applicable, will reasonably cooperate, solely in their respective capacities as a Shareholder, with the proposed transferee and their respective advisors, to facilitate and effect any Tag-Along Sale or Drag-Along Sale, including reasonably cooperating in the obtaining of all third party and governmental approvals, provided, however, that nothing herein shall require any Tagging Seller or Other Holder, as applicable, to incur any expense that is not reimbursed by the Company.  Each Shareholder shall be obligated to pay only its pro rata share (based on the aggregate consideration received by such Shareholder in respect of the Company Securities Transferred by such Shareholder) of expenses reasonably incurred in connection with a consummated Tag-Along Sale or Drag-Along Sale), including all attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, to the extent such expenses are not otherwise paid by the Company or another Person; provided, however, that no Tag-Along Sale or Drag-Along Sale shall include any fees or amounts payable to the DCP Investor or its Affiliates other than such fees and expense reimbursement it may be entitled to receive as set forth in the Monitoring Agreement (as may be amended after the date hereof in accordance with the requirements of Section 6.2 of this Agreement).

(d)           Notwithstanding anything contained in this Agreement, there shall be no liability on the part of the DCP Investor to the Company or any Shareholder if any proposed Tag-Along Sale or Drag-Along Sale is not consummated for whatever reason.  The decision to effect a Tag-Along Sale or Drag-Along Sale is in the sole and absolute discretion of the DCP Investor.

ARTICLE 4

CERTAIN SHAREHOLDER RIGHTS

4.1          Preemptive Rights.

(a)           If following the date hereof the Company desires to issue any Company Securities, other than Excluded Securities, it shall first give prior written notice (the “Notice of Proposed Issuance”) to each Shareholder other than the Management Holders (the “Rights Holders”) at least 15 days prior to the date of such proposed issuance which shall: (i) state the number and type of Company Securities which the Company then desires to issue (the “New Securities”), (ii) state the terms and other material conditions of the issuance, including the price, upon which the Company proposes to issue the New Securities, and (iii) contain an offer to

Transfer the New Securities to the Rights Holders pursuant to this Section 4.1.  Each Rights Holder shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, an amount equal to (x) the number of Company Securities to be issued by the Company (including all Company Securities issued to Rights Holders with respect to this provision) multiplied by (y) a fraction determined as of immediately prior to such issuance, the numerator of which is the number of Company Securities of such Rights Holder and the denominator of which is the number of issued Company Securities then outstanding.

(b)           For a period of 10 days after receipt of the Notice of Proposed Issuance (the “Participation Period”), each Rights Holder shall have the right, by delivering written notice to the Company to elect to purchase, at the price and on the terms and conditions specified in the Notice of Proposed Issuance, the number of Company Securities specified in such Shareholder’s notice, not to exceed the amount set forth in Section 4.1(a).  If, any Shareholder has not exercised its right to purchase any of its pro rata share of such Company Securities during the Participation Period, such Shareholder shall be deemed to have waived all of its rights under this Section 4.1 with respect to, and only with respect to, the purchase of such Company Securities specified in the Notice of Proposed Issuance.

(c)           If all of the New Securities have not been purchased by the Rights Holders pursuant to Section 4.1(b), then the Company shall have the right until 120 days following the expiration of the Participation Period, to issue the New Securities not purchased by the Rights Holders on terms (including price) no more favorable to the purchaser than are specified in the Notice of Proposed Issuance.  If for any reason the New Securities not purchased by the Rights Holders are not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the New Securities not purchased by the Rights Holders; provided that, in the event that any of the material terms or conditions specified in the Notice of Proposed Issuance shall change within such 120-day period, the Company shall give the Rights Holders notice of such change and an additional period of 8 Business Days to determine whether to elect to purchase the Company Securities as provided in Section 4.1(b).

(d)           The purchase price for the New Securities shall, unless otherwise agreed in writing by the parties to such transaction, be paid in cash or by certified check at the date of the closing.

(e)           The Company shall set the place, time and date for the closing of the purchase of the New Securities.  At such closing, the Rights Holders participating in such issuance shall deliver the consideration required by Section 4.1(d), and the Company shall deliver to them certificates representing the New Securities.

(f)            The Company may offer and sell Company Securities subject to the preemptive rights under this Section 4.1 to a Rights Holder without first offering such Company Securities to each Rights Holder or complying with the procedures of this Section 4.1, so long as (i) each of the Rights Holders receives prompt written notice of the consummation of such sales (in any event within 10 days after the close of such sale) and thereafter is given the opportunity (exercisable as soon as practicable, and in any event within 10 Business Days after receipt of notice referred to herein) to purchase Company Securities (from either the Company or the initial purchaser of such Company Securities) of the identical kind as offered and sold so that the number of shares of Company Securities the Rights Holder can hold immediately after such purchase shall bear the same proportion to the number of then issued and outstanding Company Securities (determined after the exercise of the right to purchase by other Rights Holders under this Section 4.1(f)) as the number of Company Securities held by such Rights Holder possessed to the number of issued and outstanding Company Securities immediately prior to the offer and sale of any Company Securities under this Section 4.1(f), on the same terms and conditions as such prior sale, and (ii) the price per unit of Company Securities shall be identical to the price per unit paid in such prior sale.

4.2          Information Rights.  During such time as the Company shall not be obligated to file periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company will deliver, or will cause to be delivered, the following to each DCP Investor, the Golden Gate Investor, each CCCS Holder and, so long as any individual Rollover Holder beneficially owns at least 5% of the Shares of Common Stock, such Rollover Holders:

(a)           as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of the Company’s independent public accountants;

(b)           as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

(c)           as soon as available after the end of each month and in any event within 20 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and shareholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto); and

(d)           a proposed annual budget and a business plan and financial forecasts for the Company for the next fiscal year of the Company, no later than 30 days before the beginning of the Company’s next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections were prepared.

4.3          Access.  The Company shall, and shall cause its and its Subsidiaries’ officers, directors, employees, auditors and other agents to (a) afford the officers, employees, auditors and other agents of each DCP Investor, the Golden Gate Investor and each CCCS Holder, during normal business hours and upon reasonable notice, reasonable access and consultation rights at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford each of the DCP Investor and the Golden Gate Investor the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers, accountants and auditors from time to time as each such DCP Investor and the Golden Gate Investor may reasonably request (including access to accountants’ work papers, books of account, financial and other records).

4.4          Tax Considerations. Notwithstanding anything contained herein to the contrary, no transaction involving the Company or its Subsidiaries shall be permitted to be effectuated (whether by combination of shares, recapitalization, merger, consolidation, reorganization, reclassification or similar transaction) whereby the DCP Investor, any Diamond Castle Funds, the Golden Gate Investor or any Golden Gate Funds would hold interests in a successor to the Company which is a limited liability company, a partnership or any other non corporate entity which is treated as a partnership for income tax purposes in a manner that would reasonably be likely to cause any of the DCP Investor, any Diamond Castle Fund, the Golden Gate Investor or any Golden Gate Fund to recognize (A) any “unrelated business taxable income” (within the meaning of Section 512 of the Code) or (B) any income that is effectively connected with the conduct of a trade or business within the United States (as described in Section 864(c) of the Code), unless (i) such transaction is entered into good faith and (ii) the DCP Investor and the Golden Gate Investor are given 10 days prior written notice of such transaction and each of them consents (in each of its sole and absolute discretion) thereto.

ARTICLE 5

REGISTRATION RIGHTS

5.1          Demand Registration.

(a)           Subject to the restrictions set forth herein, if at any time the Company receives a written request from the DCP Investor or, after the Golden Gate Demand Eligibility, the Golden Gate Investor (as such, and as applicable, the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof (each such request shall be referred to herein as a “Demand Registration”), then, within five Business Days, the Company shall promptly give notice of such Demand Registration to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)                                     all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 5.1, and

(ii)                                  all other Registrable Securities that any other Shareholders (all such Shareholders, together with the Requesting Shareholders, the “Registering Shareholders”) have requested that the Company register within five Business Days of such Shareholders receipt of the Company’s notice of the Demand Registration (which request to the Company shall specify the number of Registrable Securities requested to be registered by such Shareholders);

provided that no Person may participate in any registration statement pursuant to this Section 5.1(a) unless such Person agrees to sell their Registrable Securities to the underwriters selected as provided in Section 5.5(f) on the same terms and conditions as apply to the Requesting Shareholders; and provided, further, that the Company shall not be obligated to effect (a) more than five Demand Registrations by the DCP Investor, (b) more than two Demand Registrations by the Golden Gate Investor and not until after the Golden Gate Demand Eligibility, (c) any Demand Registration unless the aggregate gross proceeds expected to received from the sale of the Registrable Securities requested to be included by all Registering Shareholders in such Demand Registration are at least $50 million (unless such Registrable Securities identified in the Demand Registration constitute all remaining Registrable Securities held by the Requesting Shareholder), or (d) more than one Demand Registration during any six-month period.

(b)                                 Notwithstanding the foregoing, the Company may delay the filing of a registration statement, or suspend the continued use of a registration statement, required by Section 5.1 (i) for a period up to 90 days after the request to file a registration statement if at the time the Company receives the request to register Registrable Securities, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the Company or its business or on the Company’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction and (ii) for a period of time required by an underwriting agreement relating to a Public Offering of newly issued shares by the Company; provided that such period of time shall not exceed 90 days from the date of such underwriting agreement.  A deferral of the filing of a registration statement, or the suspension of the continued use of a registration statement, pursuant to this Section 5.1(b), shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral, the negotiations or other activities are disclosed or terminated.  In order to defer the filing of a registration statement, or suspend the continued use of a registration statement, pursuant to this Section 5.1(b), the Company shall promptly (but in any event within five days), upon determining to seek such deferral or suspension, deliver to the Requesting Shareholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing, or suspending the continued use of a registration statement, pursuant to this Section 5.1(b) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay.  The Company may defer the filing, or suspend the continued use of, a particular registration statement pursuant to this Section 5.1(b) no more than twice and for no more than 120 days in the aggregate in any twelve-month period; provided that there must be an interim period of at least 60 days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period.  The Company agrees, that in the event it exercises its rights under this Section 5.1(b), it shall, within seven days following receipt by the holders of Registrable Securities of the notice of deferral or suspension, as the case may be, update the deferred or suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

(c)                                  Promptly after the expiration of the five Business Day period referred to in Section 5.1(a)(ii), the Company will notify in writing all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such Demand Registration, the Requesting Shareholders may revoke in writing such request, without liability to any of the other Registering Shareholder, by providing a notice to the Company revoking such request; provided, however, that no such withdrawn demand request shall be deemed to have been a Demand Registration if (i) such demand request is withdrawn prior to the filing by the Company of a registration statement pursuant thereto, or (ii) such withdrawal is due to the disclosure of material adverse information relating specifically to the Company that was not known by the Requesting Shareholder at the time it submitted its demand request, provided, that, in either event, the Requesting Shareholder elects to bear all expenses associated with such withdrawn demand request and the registration statement pursuant thereto.

(d)                                 Except as expressly set forth herein, the Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected.  Notwithstanding the foregoing sentence, the Registering Shareholders of such Registrable Securities shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

(e)                                  A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (A) has become effective under the Securities Act, and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided, that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or if the Maximum Offering Size is reduced in accordance with Section 5.1(f) such that less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration are included.

(f)                                   If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of Registrable Securities that the Registering Shareholders and the Company (if any) propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, all Registrable Securities requested to be registered by the Registering Shareholders (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Requesting Shareholder and the other holders of Registrable Securities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each, unless the managing underwriter reasonably determines otherwise, in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter); and

(ii)                                  second, all Registrable Securities proposed to be registered by the Company.

5.2                               Piggyback Registration.

(a)                                 If the Company proposes to register any securities of the Company under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person, but other than in connection with a Shelf Registration and any resale of Registrable Securities pursuant to a Shelf Registration, which shall be governed by the terms of Section 5.3, a registration on Form S-8 or S-4 or any successor or similar forms, relating to securities of the Company issuable upon exercise of employee stock options or in connection with employee benefit or similar plans or arrangements of the Company, or in connection with a merger of the Company into or with another Person or an acquisition by the Company of another Person or substantially all the assets of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, the Company shall on each such occasion give prompt written notice at least five Business Days prior to the anticipated filing date of the registration statement relating to such registration to each of the Shareholders, which notice shall set forth such Shareholder’s rights under this Section 5.2 and shall offer such Shareholder the opportunity to include in such registration statement all or any portion of the Registrable Securities held by such Shareholder (a “Piggyback Registration”), subject to the restrictions set forth herein; provided, however, that (x) no holder of Registrable Securities shall be entitled to register any of its Registrable Securities pursuant to this Section 5.2 in an Initial Public Offering, other than (i) the DCP Investor, (ii) the Golden Gate Investor (it being agreed that if the DCP Investor is participating as a seller of Registrable Securities in such Initial Public Offering, then the Golden Gate Investor may sell up to its pro rata number of Registrable Securities in such Initial Public Offering based on the number of shares the DCP Investor is selling in such Initial Public Offering compared to the number of shares the DCP Investor owned prior to such Initial Public Offering), and (iii) the CCCS Holders (it being agreed that if the DCP Investor is participating as a seller of Registrable

Securities in such Initial Public Offering, then each CCCS Holder may sell up to its pro rata number of Registrable Securities in such Initial Public Offering based on the number of shares the DCP Investor is selling in such Initial Public Offering compared to the number of shares the DCP Investor owned prior to such Initial Public Offering), and (y) the provisions of Section 5.1 with respect to Registering Shareholders and not this Section 5.2 shall apply to the ability of any Shareholder to participate in any registration being effected pursuant to a Demand Registration contemplated by Section 5.1.  Upon the request of any such Shareholder made within five Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities requested to be registered by such Shareholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.5(f) (i) on the same terms and conditions as apply to the Company or any other selling Shareholders, and (ii) if, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or the initiating holders, as applicable, shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 5.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.1.  The Shareholder(s) participating in such Piggyback Registration shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.  The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected, provided that the participating Shareholders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

(b)                                 If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.1(f) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and all selling Shareholders propose to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)                                     With respect to a Public Offering initiated by the Company for its own account:

(1)                                 first, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Maximum Offering Size, and

(2)                                 second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 5.2 (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise (which, for the avoidance of doubt, could, in the reasonable determination of the managing underwriter include the exclusion of all Registrable Securities of any Shareholder), in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter).

(ii)                                  With respect to a Public Offering initiated by a selling shareholder:

(1)                                 first, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 5.2 (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise (which, for the avoidance of doubt, could, in the reasonable determination of the managing underwriter include the exclusion of all Registrable Securities of any Management Holder), in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter); and

(2)                                 second, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Maximum Offering Size.

(c)                                  Notwithstanding anything to the contrary contained herein, the provisions of this Section 5.2 shall not be applicable to any shelf registration effected pursuant to Section 5.3 or with respect to any resales of securities pursuant to any such shelf registration.

5.3                               Shelf Registrations.

(a)                                 At any time after the one year anniversary of the consummation by the Company of the Initial Public Offering, upon receipt of a written request (the “Shelf Request”) from the DCP Investor, the Golden Gate Investor or any CCCS Holder that the Company file a “shelf” registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form to Form S-3, or any similar short-form registration statement), covering the resale of Registrable Securities, the reasonably anticipated gross proceeds from all resales covered thereunder of which would exceed $40 million, the Company shall use its reasonable best efforts consistent with the terms of this Agreement to (i) cause the Shelf Registration to be filed with the SEC as soon as practicable (but in no event later than 30 days of its receipt of the Shelf Request) and to include all Registrable Securities held by such Requesting Shareholder to be registered on such form, and (ii) cause such Shelf Registration to be declared effective by the SEC as soon as possible.  As soon as reasonably practicable after the Initial Public Offering, the Company will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration.  The provisions of Section 5.5 shall be applicable to each Shelf Registration initiated under this Section 5.3 and any subsequent resale of Registrable Securities pursuant thereto; provided, that the gross proceeds therefrom equal at least $40 million.

(b)                                 In connection with any proposed underwritten resale of Registrable Securities which is not pursuant to a Demand Registration under Section 5.1 (an “Underwritten Shelf Takedown”) pursuant to a Shelf Registration, each of the DCP Investor and the Golden Gate Investor, as applicable, agrees, in an effort to conduct any such Underwritten Shelf Takedown in the most efficient and organized manner, to coordinate with the Company prior to initiating any sales efforts and cooperate with the Company as to the terms and consummation of such Underwritten Shelf Takedown.

(c)                                  The Company shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Shelf Registration is effected, and any Underwritten Shelf Takedown; provided that the DCP Investor shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

5.4                               Lock-Up Agreements.  In connection with any underwritten Public Offering (including an Underwritten Shelf Takedown), each Shareholder agrees, for the benefit of the Company or the selling Shareholders in such Public Offering and for the benefit of the managing underwriter in such Public Offering, not to effect any public sale or private offer or distribution of any Registrable Securities during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed 180 days in the case of the Initial Public Offering or any underwritten offering, 30 days in the case of any offering exclusively of securities for resale that is not underwritten and is pursuant to a shelf registration and 120 days in the case of all other secondary offerings; provided that the DCP Investor, the Golden Gate Investor and their Affiliates shall not consent to any waiver or termination of such lock-up period applicable to it by the managing underwriter, and shall not sell or otherwise dispose of any of its Company Securities prior to the expiration date of the lock-up period as provided in its lock-up letter, unless a proportional waiver or termination of such lock-up is granted to the other Shareholders by the managing underwriter.  Notwithstanding the foregoing, this Section 5.4 shall not apply to any sale by a Shareholder or a director or officer of a Shareholder of Company Securities acquired in open market transactions or block purchases by such Shareholder or its Affiliates subsequent to the Initial Public Offering.

5.5                               Registration Procedures.  In connection with any registration of any Registrable Securities pursuant to Sections 5.1, 5.2 or 5.3 hereof, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable

Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)                                 The Company shall as expeditiously as possible, and, if the Company is not qualified for the use of Form S-3, no later than 20 days from the date of receipt by the Company of the written request, and if the Company is qualified for the use of Form S-3, no later than 10 days from the date of receipt by the Company of the written request, prepare and file with the SEC a registration statement on any form for which the Company or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a Shelf Registration, not less than two years (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder, but not before the expiration of the periods referred to in Section 4(3) and Rule 174 of the Securities Act or any successor provision, if applicable); provided, however, that such 180-day period or two-year period, as applicable, shall be extended for a period of time equal to the period any Shareholder refrains from selling any securities included in such registration at the request of an underwriter and in the case of any Shelf Registration, subject to compliance with applicable SEC rules, such two-year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c)                                  After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)                                 The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.5(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)                                  The Company shall immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)                                   Except for a Demand Registration or and Underwritten Shelf Takedown, the Board shall have the right to select the underwriter or underwriters in connection with any Public Offering.  In connection with the offering of Registrable Securities pursuant to a Demand Registration, the Requesting Shareholder shall have the right, in its sole discretion, to select the managing underwriter in connection with any Public Offering resulting from a Demand Registration or an Underwritten Shelf Takedown. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement is not more extensive than the indemnity described in Section 5.7 hereof), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering.  Each Shareholder participating in such underwriting shall also enter into such agreements, provided that the terms of any such agreement are consistent with this Agreement.

(g)                                  Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement, being filed by the Company pursuant to this Section 5.5 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law; provided, however, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the Company.  Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public.  Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)                                 The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

(i)                                     The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such shorter period of time as may be required by the Commission for filing the applicable report with the Commission) (i) commencing the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period.

(j)                                    The Company may require each Shareholder whose Registrable Securities are covered by a Registration Statement, by written notice given to each such Shareholder not less than 10 days prior to the filing date of such registration statement, to promptly, and in any event within seven days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(k)                                 Each such Shareholder agrees that, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.5(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.5(e).

(l)                                     The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)                             The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

5.6                               Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, managers, members, partners and agents, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, or any common law or regulation applicable to the Company and relating to the registration of the Registrable Securities, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein.  In connection with an underwritten offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of each Shareholder.  Notwithstanding the foregoing, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.

5.7                               Indemnification by the Participating Shareholders.  Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing to the Company by such Shareholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Shareholder and would have cured the defect giving rise to such Damages.  As a condition to including Registrable Securities in any registration statement filed in accordance with this Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  Notwithstanding anything to the contrary set forth in this Section 5.7, no Shareholder shall be liable under this Section 5.7 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

5.8                               Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall have the right to assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying

Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

5.9                               Contribution.

(a)                                 If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such

Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)                                 The Company and Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.9, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Shareholder’s obligation to contribute pursuant to this Section 5.9 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

5.10                        Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

5.11                        Participation in Public Offering.  No Shareholder will be permitted to participate in any registration of any Registrable Securities in any Public Offering hereunder unless such Shareholder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes, and complies with, all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights; provided, however, that, notwithstanding anything to the contrary in this Article 5, (a) the participating Shareholders (other than the Requesting Shareholder) will agree to be responsible only for the same customary representations, covenants, indemnities and agreements as the Requesting Shareholder is responsible and then only so long as the liability for breach thereof is several and not joint and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Shareholder; provided that in no event shall any Shareholder be liable for a breach of any representations, conditions or covenants made by any other Person in such agreement which are specific to such Person; and (b) no restrictive covenant (other than a lock-up pursuant to Section 5.4) may be imposed upon any Shareholder in connection with such sale.  If a Public Offering is to be effected by a subsidiary of the Company, then, unless each of the DCP Investor and the Golden Gate Investor otherwise agree (in each of its sole and absolute discretion), the Company and any applicable Subsidiaries shall be liquidated and dissolved so that the Shareholders holding Registrable Securities shall hold directly the shares of the relevant publicly-traded entity (and not indirectly through any intermediate entity).

5.12                        Rule 144 Sale.  If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.  Without limiting the generality of the foregoing, with a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees that, after such time as the Company shall have consummated a Public Offering, it will:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)                                 use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)                                  furnish to any Shareholder, so long as such Shareholder owns any Registrable Securities, upon request by such Shareholder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Shareholder to sell any such securities without registration; and

(d)                                 upon the request of any Shareholder, instruct the transfer agent in writing that it shall rely on the written legal opinion of such Shareholder’s counsel, and shall act in accordance with the written instructions of such Shareholder’s counsel, with respect to any transfer of Company Securities.

5.13                        No Inconsistent Agreements.  The Company covenants and agrees that it and each of its Subsidiaries shall not grant or be bound by registration rights that are more favorable, individually or in the aggregate than those under this Agreement with respect to the Company Securities or any other securities without the prior written consent of the Board and an Approval Majority, it being agreed that in no event will the Company or any of its Subsidiaries grant or be bound by rights to Piggyback Registration that are more favorable individually or in the aggregate than the Piggyback Registration rights of the 2011 Rollover Holders set forth in this Agreement.  In the event the Company shall at any time hereafter provide to any holder of any Company Securities rights with respect to the registration of such securities under the Securities Act as permitted hereunder, (i) such rights shall be subordinate or pari passu, and shall not be in conflict with any of the rights provided in this Agreement to any Minority Holder and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Article 5 to the Minority Holders, the Company shall provide (by way of amendment to this Article 5 or otherwise) such more favorable terms or conditions to each Minority Holder.  The Company represents and warrants that, except as set forth in this Agreement, neither it nor any of its Subsidiaries is currently a party to or bound by any agreement with respect to any of its equity or debt securities granting any registration rights to any Person.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1                               Payment of Tax Savings Amount.

(a)                                 If a 2006 Rollover Holder engages in a Taxable Disposition, such 2006 Rollover Holder shall pay his or its Tax Savings Amount resulting from such Taxable Disposition in immediately available funds to DCH or its designee within five days of the date such Tax Saving Amount is agreed or determined pursuant to paragraph (b) below.

(b)                                 Within five days following the occurrence of a Taxable Disposition by a 2006 Rollover Holder, such 2006 Rollover Holder shall deliver to DCH a written statement setting forth in reasonable detail the computation of such 2006 Rollover Holder’s Tax Savings Amount resulting from such Taxable Disposition.  If DCH objects to the computation of the Tax Savings Amount set forth in such statement, DCH shall deliver to such 2006 Rollover Holder a written notice setting forth such objection in reasonable detail within ten Business Days of receipt of such statement.  If DCH shall have delivered such notice of objection, DCH and the 2006 Rollover Holder shall seek to resolve any dispute in good faith, and if they are unable to resolve such dispute within 10 Business Days of delivery of the objection notice by DCH, they shall submit such dispute for resolution by the Accounting Firm (as such term is defined in the 2006 Purchase Agreement) in a manner consistent with the procedures set forth in Section 6.9(h)(ii) of the 2006 Purchase Agreement.

(c)                                  If a 2006 Rollover Holder engages in an exchange of a 2006 Rollover Holder Share for another security (a “Successor Security”) in a transaction in which any portion of the gain or loss realized by such 2006 Rollover Holder for federal income tax purposes is not recognized for federal income tax purposes, then this Section 6.1 shall apply to a disposition of such Successor Security as if it were a 2006 Rollover Holder Share, and the Tax Savings Amount owed by such 2006 Rollover Holder by reason of the Taxable Disposition of such Successor Security shall be reduced (but not more than once) by the Tax Savings Amount (if any) previously paid by such 2006 Rollover Holder pursuant to this Section 6.1.

(d)                                 If a Permitted Transferee of a 2006 Rollover Holder engages in a Taxable Disposition, this Section 6.1 shall be applied as if such 2006 Rollover Holder engaged in such Taxable Disposition on the same terms as such Permitted Transferee.

6.2                               Certain Approval Rights.  The actions set forth on Schedule 6.2 attached hereto shall require the approval of the Board and shall also be subject to the prior approval of an Approval Majority in accordance with the requirements specified therein.

ARTICLE 7

CONFIDENTIALITY

7.1                               Confidentiality.  The parties to this Agreement acknowledge that each has, knows and will obtain certain Confidential Information (as defined herein) about the others.  The parties to this Agreement agree that the following terms and conditions will continue indefinitely:

(a)                                 All Confidential Information will be kept strictly confidential by each party.

(b)                                 Each party will afford such Confidential Information at least the same degree of confidential treatment that an ordinarily prudent business person would afford to his or her own confidential proprietary information and trade secrets, but, in any event, treatment which is at least equivalent to the treatment such party affords its own Confidential Information.

(c)                                  Except as otherwise provided herein, or as required by applicable Law, no party hereto receiving Confidential Information (a “Receiving Party”) will directly or indirectly disclose to any third party any Confidential Information in any manner whatsoever without the prior, written consent of the party that provided such information (a “Disclosing Party”).  A Receiving Party may, however, disclose such portions of the Confidential Information to its (and its Permitted Transferees’) employees, directors, authorized agents, financing sources and representatives, who, in the discharge of their duties need to know such Confidential Information, provided however, that any such recipient agrees to abide by the terms of this Section 7.1.

(d)                                 A Receiving Party shall be responsible for any unauthorized disclosure of such Confidential Information by its and its Affiliates’ directors, officers, employees, agents or representatives.

(e)                                  Notwithstanding anything contained herein to the contrary, the DCP Investor, the Golden Gate Investor and any CCCS Holder may disclose any Confidential Information (including the terms of this Agreement) (i) on a confidential basis to limited partners or prospective limited partners or investors of the DCP Investor, the Diamond Castle Fund, the Golden Gate Investor or any Golden Gate Fund or any of their Affiliated investment funds, as applicable, (ii) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process), (iii) in connection with litigation, arbitration or other similar judicial or regulatory proceedings arising hereunder to the extent necessary for purposes of litigating, arbitrating or otherwise negotiating, mediating or resolving such dispute or proceeding as may be permitted hereunder, (iv) for purposes of including applicable information in its financial statements and (v) to the extent required to be disclosed by applicable law, rule or regulation; provided, that in connection with any such disclosure under any of the foregoing, (x) the DCP Investor, the Golden Gate Investor and the applicable CCCS Holder shall only disclose such Confidential Information as is required to be disclosed in connection with the foregoing, (y) to the extent reasonably practicable, the DCP Investor, the Golden Gate Investor and the applicable CCCS Holder, as applicable, that is making a disclosure pursuant to clauses (ii) or (v) shall provide the Disclosing Party with prompt and advance written notice of any such intended disclosure so that the Disclosing Party has a reasonable opportunity to limit such disclosure, or (if applicable, and to the extent reasonable practicable) seek a protective order or other appropriate remedy to prevent such disclosure, and (z) the DCP Investor, the Golden Gate Investor and the applicable CCCS Holder, as applicable, shall use its reasonable efforts to seek confidential treatment (consistent with the terms hereof) by the Person to whom such disclosure is made with respect to a disclosure pursuant to clauses (ii), (iii) or (v).

(f)                                   Notwithstanding anything contained herein to the contrary, the Company may disclose any Confidential Information on a confidential basis to current and prospective lenders in connection with a loan or prospective loan and to prospective purchasers of Company Securities from the Company, the DCP Investor or the Golden Gate Investor, as well as such lender’s or purchaser’s legal counsel, auditors, agents and representatives.

(g)                                  The parties acknowledge that money damages would not be a sufficient remedy for any breach of the provisions of this Section 7.1 and that the party whose Confidential Information is subject to disclosure or potential disclosure in violation of this Section 7.1 shall be entitled to seek equitable relief in a court of law in the event of, or to prevent, a breach or threatened breach of this Section 7.1, without any requirement for the posting of a bond.

7.2                               Confidential Information.  The term “Confidential Information” shall mean all information concerning the Company or any of its Subsidiaries as the case may be, including, without limitation, financial statements and other financial and accounting data and information, trade secrets, information regarding contracts, assets and properties, marketing plans and strategies, personnel information, know-how and all other private, non-public or other confidential proprietary information relating to the Company or any of its Subsidiaries as the case may be. Confidential Information shall also include all analyses, compilations, studies, notes and other materials prepared by the Receiving Party, containing or based in whole or in part on Confidential Information. However, Confidential Information does not include information which (i) is or becomes generally available to the public, other than as a result of a disclosure by a Receiving Party in violation of any applicable confidentiality obligations contained herein or in any other agreement between the applicable Receiving Party and the Disclosing Party, (ii) was provided to or otherwise made available to a Receiving Party, its Affiliates, agents or representatives by a Disclosing Party, its Affiliates, agents or representatives on a non-confidential basis prior to the date hereof, or (iii) is or has been provided to or otherwise made available to a Receiving Party, its Affiliates, agents or representatives on a non-confidential basis from a source other than the Disclosing Party, its Affiliates, agents or representatives, provided such source is not bound by a confidentiality agreement with the Disclosing Party or otherwise prohibited from transmitting such information by reason of a contractual, legal or fiduciary relationship with the Disclosing Party.

ARTICLE 8

MISCELLANEOUS

8.1                               Authority; Effect.  Each party hereto represents and warrants to each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

8.2                               Notices.  Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or electronic mail, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, to:

Community Choice Financial Inc.

7001 Post Road, Suite 200

Dublin, Ohio 43016

Facsimile: (614) 760-2601

Attn:  Chief Executive Officer

Email: tsaunders@checksmart.com

with copies to (which shall not constitute notice):

Community Choice Financial Inc.

7001 Post Road, Suite 200

Dublin, Ohio 43016

Facsimile: (614) 760-2601

Attn:  Secretary/General Counsel

Email: broman@checksmart.com

If to the DCP Investor:

Diamond Castle Holdings, LLC

280 Park Avenue, 25th Floor, East Tower

New York, New York 10017

Facsimile:  (212) 983-1234

Attention:  Andrew H. Rush

Email: arush@dchold.com

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Facsimile:  (212) 310-8007

Attention:  David M. Blittner, Esq.

Email: david.blittner@weil.com

If to a Shareholder, to its address set forth in the records of the Company.

Notice to the holder of record of any Company Securities, other than the DCP Investor, shall be deemed to be notice to the holder of such Company Securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile or electronic mail (in each case with confirmation of transmission or return receipt) on a Business Day, or if not delivered on a business day, on the first Business Day thereafter or (c) two Business Days after being sent by overnight courier.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

8.3                               Binding Effect, Etc.  This Agreement, the schedules and exhibits hereto, the other agreements and documents referred to herein, any Management Incentive Plan and any agreements or documents entered into in connection therewith, constitute the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.  Except as otherwise provided herein, no party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement including its rights under Article 2 (it being agreed that the rights under this Agreement are personal to the parties hereto and, for the avoidance of doubt, the rights of the Golden Gate Investor, any Golden Gate Fund or any other 2011 Rollover Holder, including those set forth in Sections 2.1, 2.2, 2.3,

2.8, Article 3 and Article 5, shall not be Transferred to any purchaser, assignee or other transferee of the Company Securities from the Golden Gate Investor, any Golden Gate Fund or any other 2011 Rollover Holder).

8.4                               Waiver; Amendment; Termination.

(a)                                 This Agreement (including any schedule hereto) may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, and Stockholders holding no less than a majority of the then outstanding Voting Securities; provided, however, that:

(i)                                     the consent of any 2006 Rollover Holder shall be required for any amendment, modification, extension, waiver, or termination under this Agreement (an “Amendment”) that discriminates against such 2006 Rollover Holder or adversely affects the rights of such 2006 Rollover Holder as such under this Agreement;

(ii)                                  if the Golden Gate Investor owns at least 3.5% of the then outstanding Voting Securities, the consent of the Golden Gate Investor shall be required for any Amendment; and if the Golden Gate Investor owns less than 3.5% of the then outstanding Voting Securities, the consent of the Golden Gate Investor shall be required for any Amendment that discriminates against the Golden Gate Investor or adversely affects the rights of the Golden Gate Investor under this Agreement;

(iii)                               if the CCCS Holders collectively own at least 3.5% of the then outstanding Voting Securities, the consent of holders of a majority of the Company Securities held by such CCCS Holders shall be required for any Amendment; and if the CCCS Holders collectively own less than 3.5% of the then outstanding Voting Securities, the consent of holders of a majority of the Company Securities held by such CCCS Holders shall be required for any Amendment that discriminates against any CCCS Holder or adversely affects the rights of any CCCS Holder under this Agreement;

(iv)                              the consent of the holders of a majority of the Company Securities held by all Management Holders shall be required for any Amendment that discriminates against the Management Holders or adversely affects the rights of such Management Holders as such under this Agreement; and

(v)                                 the consent of any party shall be required for any Amendment that discriminates against such party or adversely affects the rights of such party.

Each such Amendment shall be binding upon each party hereto.  In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party or holder, and no waiver of any right hereunder will be effective unless in writing signed by the party against whom such waiver would purport to be enforceable.  To the extent the Amendment of any

Section of this Agreement would require a specific consent pursuant this Section 8.4, any Amendment to the definitions used in such Section shall also require the specified consent.

(b)                                 No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, constitutes a waiver by the party taking such action of compliance with any provision of this Agreement.  The waiver by any party hereto of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, operates as a waiver or estoppel thereof.  No single or partial exercise of any right, power or remedy under this Agreement by any party hereto precludes any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies under this Agreement are cumulative, not alternative and are not exclusive of any other remedies provided by Law.

(c)                                  This Agreement shall terminate upon the earlier to occur of (i) an Initial Public Offering; provided, however, that the provisions of (x) Sections 3.1(b)(iii) and (iv), 3.2 and 3.3 and Articles 5 (other than Section 5.13, which shall terminate upon an Initial Public Offering), 6, 7 and 8 shall survive the Initial Public Offering in accordance with their respective terms, and (y) Article 2 shall survive the Initial Public Offering in accordance with its terms unless and until the DCP Investor sells a majority of its Initial Shares to one or more independent third parties (that are not its Affiliates) in a bona fide, arm’s-length transaction; (ii) a Change of Control; provided, however, the provisions of Articles 5 (other than Section 5.13, which shall terminate upon a Change of Control), 6, 7 and 8 shall survive a Change of Control; or (iii) the bankruptcy, liquidation or dissolution of the Company.

8.5                               Descriptive Headings.  The headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.6                               Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.  The signatures of all the parties hereto need not appear on the same counterpart.

8.7                               Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

8.8                               No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Shareholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or partner or member of the DCP Investor, the Golden Gate Investor, any CCCS Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the DCP Investor, the Golden Gate Investor, any CCCS Holder or any current or future director, officer, employee, partner, Shareholder or member of the DCP Investor, the Golden Gate Investor, any CCCS Holder or of any Affiliate or assignee thereof, as such, for any obligation of the DCP Investor, the Golden Gate Investor or any CCCS Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

8.9                               Control of 2006 Rollover Holders.  Effective as of the date hereof, the interest holders of each 2006 Rollover Holder are set forth on Schedule 8.9 hereto (such persons, the “2006 Rollover Holder Owners”).  Except for a transfer to a Permitted Transferee, each 2006 Rollover Holder Owner hereby covenants and agrees that, during the term of this Agreement, each Person at all times will continue to directly own, of record and beneficially, all of the equity interests in each 2006 Rollover Holder that it owns as of the date hereof and set forth on Schedule 8.9, that such Person will not pledge or otherwise permit such equity interests to be encumbered in any manner and that such Person will not grant any proxy or otherwise transfer voting power or economic rights of ownership or enter into any voting agreement with respect to any such equity interests.

8.10                        Spouses.  This Agreement must be executed by the spouse of each Shareholder who is a resident of a community property state.  By executing this Agreement, such spouse acknowledges that she or he has read this Agreement and knows its contents and agrees to be bound in all respects by the terms of this Agreement to the same extent as the Shareholders.  Each such spouse further agrees that should she or he predecease the Shareholder to whom she or he is married or should she or he become divorced from such Shareholder, any of the Company Securities which such spouse may own or in which she or he may have any interest shall remain subject to all of the restrictions and to all of the rights of the Shareholders contained in this Agreement.

8.11                        Corporate Opportunities.  In recognition of the fact that the Company and its Subsidiaries, on the one hand, and the DCP Investor, any Diamond Castle Fund, the Golden Gate Investor, any Golden Gate Fund, any 2011 Rollover Holder or any of their respective Affiliates (collectively, “Covered Persons”), on the other hand, may currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Company and its Subsidiaries, through their continued contractual, corporate and business relations with the Covered Persons (including possible service of directors, officers and employees of the Covered Persons as directors, managers, officers and employees of the Company and its Subsidiaries), the provisions of this Section 8.11 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries, as they may involve the Covered Persons, and the powers, rights, duties and liabilities of the Company and its Subsidiaries, as well as its directors, managers, officers and employees in connection therewith.

To the fullest extent permitted by law and except as otherwise agreed in writing and, with respect to the 2011 Rollover Holders, except for obligations expressly set forth in the 2011 Merger Agreement: (i) each member of the Covered Persons shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage or participate in the same, similar or competing business activities or lines of business as the Company or its Subsidiaries, (B) do business with any client or customer of the Company or its Subsidiaries, or (C) make investments in competing businesses of the Company or its Subsidiaries, and such acts shall not be deemed wrongful or improper; (ii) no member of the Covered Persons shall be liable to the Company, for breach of any duty (contractual or otherwise), including fiduciary duties, by reason of any such activities or of such Person’s participation therein; and (iii) in the event any member of the Covered Persons acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its Subsidiaries, on the one hand, and any member of the Covered Persons, on the other hand, or any other Person, no member of any Covered Persons shall have any duty (contractual or otherwise), including fiduciary duties, to communicate, present or offer such corporate opportunity to the Company or its Subsidiaries and shall not be liable to the Company or its Subsidiaries for breach of any duty (contractual or otherwise), including fiduciary duties, by reason of the fact that any member of any Covered Persons directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present or communicate such opportunity to the Company or its Subsidiaries, regardless of whether such corporate opportunity may be of a character that, if presented to the Company or its Subsidiaries, could be taken by the Company or its Subsidiaries.  The Company, on behalf of itself and each of its current or future Subsidiaries, hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by any Covered Persons to the fullest extent permitted by law, and the Company and each Shareholder hereby waives any claim against each member of the Covered Persons or any DCP Director or Golden Gate Director, respectively, based on the corporate opportunity doctrine, any alleged unfairness to the Company or such Shareholder or otherwise that would require any member of any Covered Persons or any DCP Director or Golden Gate Director, respectively, to offer any opportunity relating thereto to the Company or the Board.  Notwithstanding the foregoing, nothing in this Section 8.11 shall exculpate any Covered Persons from any willful misconduct, willful misuse of information that is proprietary to the Company or breach of its obligation to maintain as confidential or proprietary any information that is confidential or proprietary, respectively, to the Company or its Subsidiaries.

8.12                        No Conflicting Agreements.  Each Shareholder represents that it has not, and agrees that it shall not, (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to its Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities, or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Voting Securities in any manner that is inconsistent with the provisions of this Agreement.

8.13                        Governing Law.  The corporate laws of the State of Ohio (without regard to the conflicts of laws rules of such state) shall govern all issues concerning the relative rights of the Company and the Shareholders and the duties and obligations of the Company’s directors to the Company and the Shareholders.  All other issues concerning the construction, validity and interpretation of this Agreement, and the obligations, rights and remedies of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state.

8.14                        Submission to Jurisdiction; Consent to Service of Process.

(a)                                 The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in the City of New York over any legal proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such legal proceeding may be heard and determined in such courts.  The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of such legal proceeding brought in such court or any claim that such legal proceeding brought in such court has been brought in an inconvenient forum.  Each of the parties hereto agrees that a judgment in such legal proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any legal proceeding by delivery of a copy thereof in accordance with the provisions of Section 8.2.

8.15                        Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ALL DOCUMENTS, AGREEMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (WHETHER IN CONTRACT, TORT OR OTHERWISE) AND WHETHER OCCURRING PRIOR TO OR AFTER THE DATE OF THIS AGREEMENT.

8.16                        Aggregation of Shares.  All Company Securities held by a Shareholder and its Permitted Transferees shall be aggregated together for purposes of determining the availability of any rights under this Agreement.  For purposes of clarity, (i) all Company Securities held by the DCP Investor, any Diamond Castle Fund and their respective Permitted Transferees shall be aggregated together for purposes of determining the availability of any rights applicable to the DCP Investor under this Agreement, (ii) all Company Securities held by the Golden Gate Investor, any Golden Gate Funds and their respective Permitted Transferees (but, for the avoidance of doubt, the Company Securities of the other 2011 Rollover Holders (i.e., other than the Golden Gate Investor, any Golden Gate Funds and their respective Permitted Transferees) shall not be included) shall be aggregated together for purposes of determining the availability of any rights applicable to the Golden Gate Investor under this Agreement, and (iii) all Company

Securities held by the 2011 Rollover Holders (including the Golden Gate Investor, any Golden Gate Funds and their respective Permitted Transferees) and their respective Permitted Transferees shall be aggregated together for purposes of determining the availability of any rights applicable to the 2011 Rollover Holders collectively under this Agreement.

8.17                        Rollover Holder Owner Agreements and Obligations.  The 2006 Rollover Holder Owners hereby agree to be jointly and severally liable, as primary obligors and not merely guarantors or as a surety, for the prompt complete performance of the respective 2006 Rollover Holders’ obligations under this Agreement, but subject to the same limitations on each respective 2006 Rollover Holders’ obligations hereunder, including obligations under Section 6.1, as if the 2006 Rollover Holder Owners had delivered the representations of the 2006 Rollover Holders set forth in this Agreement on a joint and several basis.  The 2006 Rollover Holder Owners respective obligations are unconditional and irrespective of any circumstances which might otherwise constitute, by operation of law, a discharge of a guarantor and it shall not be necessary for the DCP Investor to institute or exhaust any remedies or causes of action against any 2006 Rollover Holders or any other Person as a condition to the obligations of the 2006 Rollover Holder Owners hereunder.  Each 2006 Rollover Holder Owner hereby waives any defense of a surety or guarantor or any other obligor arising in connection with or in respect of its obligations under this Section 8.17.  For purposes of clarity, Frauenberg is the 2006 Rollover Holder Owner of the James H. Frauenberg 1998 Trust and the James H. Frauenberg 1998 Descendants Trust; and Lenhart is the 2006 Rollover Holder Owner of the Michael W. Lenhart 1998 Trust and the Michael W. Lenhart 1998 Descendants Trust.

8.18                        Termination of Checksmart Stockholders Agreement.  Those Shareholders that are a party to the Stockholders Agreement, dated as of May 1, 2006, as amended by Amendment No. 1 to the Stockholders Agreement, dated as of July 26, 2007 (the “Original Agreement”) (which agreement was with respect to their former ownership of Checksmart Financial Holdings Corp., which is now a Subsidiary of the Company) hereby terminate the Original Agreement, and the Original Agreement, including any and all rights, duties, obligations and covenants contained therein, is hereby cancelled and terminated in full concurrently with the execution by all parties of this Agreement; provided, however, that for purposes of the Existing Management Incentive Plan and any joinder agreement to the Original Agreement executed in connection therewith or any award or grant made thereunder, this Agreement shall be deemed to be an amendment, supplement or modification, and successor, to the Original Agreement.

8.19                        Effectiveness of Agreement.  This Agreement shall be effective, and in full force and effect, only upon the later of the Checksmart Effective Time and the CCCS Effective Time under the 2011 Merger Agreement and, concurrently therewith, this Agreement shall be fully effective automatically and without any further action by any party hereto. In the event that the 2011 Merger Agreement is terminated in accordance with the terms thereof, this Agreement shall be void ab nitio and of no force or effect as if this Agreement had not been executed.

*   *   *   *   *

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

COMMUNITY CHOICE FINANCIAL INC.

By:	/s/ Bridgette C. Roman
	Name:	Bridgette C. Roman
	Title:	Secretary

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

DIAMOND CASTLE PARTNERS IV, L.P.

By: DCP IV GP, L.P., its general partner

By: DCP IV GP-GP, L.P., its general partner

By:	/s/ Ari Benacerraf
Name:	Ari Benacerraf
Title:	Managing Member

DIAMOND CASTLE PARTNERS IV-A, L.P.

By: DCP IV GP, L.P., its general partner

By: DCP IV GP-GP, L.P., its general partner

By:	/s/ Ari Benacerraf
Name:	Ari Benacerraf
Title:	Managing Member

DEAL LEADERS FUND, L.P.

By: DCP IV GP, L.P., its general partner

By: DCP IV GP-GP, L.P., its general partner

By:	/s/ Ari Benacerraf
Name:	Ari Benacerraf
Title:	Managing Member

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

2006 ROLLOVER HOLDERS

JAMES H. FRAUENBERG 1998 TRUST

By:	/s/ James H. Frauenberg
	Name:	James H. Frauenberg
	Title:	Trustee

JAMES H. FRAUENBERG 1998
DESCENDANTS TRUST

By:	/s/ James H. Frauenberg
	Name:	James H. Frauenberg
	Title:	Trustee

MICHAEL W. LENHART 1998 TRUST

By:	/s/ Michael W. Lenhart
	Name:	Michael W. Lenhart
	Title:	Trustee

MICHAEL W. LENHART 1998
DESCENDANTS TRUST

By:	/s/ Irene S. Lenhart
	Name:	Irene S. Lenhart
	Title:	Trustee

/s/ Chad M. Streff
CHAD M. STREFF

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

2006 ROLLOVER HOLDER OWNERS, as to Section 8.9

/s/ James H. Frauenberg, Sr.
JAMES H. FRAUENBERG, SR.

/s/ Michael W. Lenhart
MICHAEL W. LENHART

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

2011 ROLLOVER HOLDERS

GOLDEN GATE CAPITAL INVESTMENT FUND II, L.P.
GOLDEN GATE CAPITAL INVESTMENT FUND II A, L.P.
GOLDEN GATE CAPITAL INVESTMENT FUND II (AI), L.P.
GOLDEN GATE CAPITAL INVESTMENT FUND II A (AI), L.P.
GOLDEN GATE CAPITAL ASSOCIATES II QP, L.L.C.
GOLDEN GATE CAPITAL ASSOCIATES II AI, L.L.C.

By:	Golden Gate Capital Management II, L.L.C.
Its:	Authorized Representative

/s/ David Dominik
By:	David Dominik
Its:	Managing Director

CCG AV, L.L.C. SERIES A
CCG AV, L.L.C. SERIES C
CCG AV, L.L.C. SERIES G
CCG AV, L.L.C. SERIES I

By:	Golden Gate Capital Management, L.L.C.
Its:	Authorized Representative

/s/ David Dominik
By:	David Dominik
Its:	Managing Director

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

CALIFORNIA CHECK CASHING STORES, INC.

By:	/s/ Jonathan Eager
	Name:	Jonathan Eager
	Title:	President

CALIFORNIA CHECK CASHING STORES II, INC.

By:	/s/ Mark Tavill
	Name:	Mark Tavill
	Title:	President

CALIFORNIA CHECK CASHING STORES IV, INC.

By:	/s/ Richard Lake
	Name:	Richard Lake
	Title:	President

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

MANAGEMENT HOLDERS:

/s/ William E. Saunders, Jr.
WILLIAM E. SAUNDERS, JR.

FOR PURPOSES OF SECTION 8.18 ONLY:

CHECKSMART FINANCIAL HOLDINGS CORP.

By:	/s/ Bridgette C. Roman
	Name:	Bridgette C. Roman
	Title:	Secretary

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders Agreement dated as of                   , 2011 (the “Shareholders Agreement”) among Community Choice Financial Inc. and certain other persons named therein, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a [“Management Holder”] under, the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of a Shareholder and [Management Holder] as he, she or if it had executed the Shareholders Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                          , 20

Name:
Title:
Address for Notices:

AGREED ON THIS        day of                   , 20    :

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

SCHEDULE A

INITIAL SHARES OF COMMON STOCK

(as of the Closing under the 2011 Merger Agreement)

Number of Shares of Common Stock
Diamond Castle Partners IV, L.P.	575,176
Diamond Castle Partners IV-A, L.P.	218,100
Deal Leaders Fund, L.P.	7,724

2006 Rollover Holder Shares:
James H. Frauenberg 1998 Trust	139,300
James H. Frauenberg 1998 Descendants Trust	7,000
Michael W. Lenhart 1998 Trust	46,400
Michael W. Lenhart 1998 Descendants Trust	2,300
Chad M Streff	4,000
2006 Rollover Holder Shares Total	199,000

2011 Rollover Holder Shares:
Golden Gate Capital Investment Fund II, L.P.	165,750
Golden Gate Capital Investment Fund II-A, L.P.	10,300
Golden Gate Capital Investment Fund II (AI) , L.P.	4,133
Golden Gate Capital Investment Fund II-A AI, L.P.	257
Golden Gate Capital Associates II-QP, L.L.C.	4,086
Golden Gate Capital Associates II-AI, L.L.C.	65
CCG AV, L.L.C. - series C	6,590
CCG AV, L.L.C. - series A	1,945
CCG AV, L.L.C. - series G	1,915
CCG AV, L.L.C. - series I	1,328
California Check Cashing Stores, Inc.	74,527
California Check Cashing Stores II, Inc.	11,183
California Check Cashing Stores IV, Inc.	24,921
2011 Rollover Holder Shares Total	307,000

Management Holder Shares:
William E. Saunders, Jr.	23,256
Management Holder Shares Total	23,256

Total	1,330,256

SCHEDULE 6.2

CERTAIN APPROVAL RIGHTS

Neither the Company nor any of its Subsidiaries may take any of the actions set forth below without the approval of the Board.  Notwithstanding anything to the contrary contained in this Agreement, until the first to occur of (A) the date that is six months after an Initial Public Offering consummated in accordance herewith yielding aggregate proceeds to the Company and any shareholders, net of any underwriting fees, discounts and commissions attributable thereto, of not less than $50 million (“Clause A Event”) and (B) the date on which the Golden Gate Investor (including its Permitted Transferees) owns less than 6.5% of the then outstanding Voting Securities, neither the Company nor any of its Subsidiaries may take any of the actions that are set forth below and noted with an asterisk (*) without the prior written approval of an Approval Majority in its or their capacities as Shareholders (provided, that the approval right described in clause (xxiii) below shall survive until the first to occur of (i) the date, following a Clause A Event, on which the Golden Gate Investor owns less than 5% of the then outstanding Voting Securities and (ii) the date on which the Golden Gate Investor owns less than 1% of the then outstanding Voting Securities):

(i)            (A) the appointment, authorization, or removal of and (B) any delegation of the Board’s authority to any executive officer of the Company or any Subsidiary of the Company;

(ii)           any change in the right to designate directors provided for in Section 2.1; (*)

(iii)          the approval or amendment, as applicable, of any operating budget (the “Annual Budget”) which would result in a deviation of more than 10% in excess of the aggregate expenditures set forth in the then-current Annual Budget;

(iv)          the adoption or amendment of the Articles of Incorporation or the adoption or amendment of the code of regulations or other organizational documents of the Company or any of its Subsidiaries (*); provided, however, that the (*) does not apply to any such amendment effected in connection with (A) a Drag-Along Sale effected in accordance with the requirements of Sections 3.5 and 3.6, (B) an issuance of securities for which the (*) does not apply under clause (xvi) of this Schedule 6.2, (C) an Initial Public Offering or (D) the sale or Transfer of less than all of the equity interests of any Company Securities (directly or indirectly);

(v)           unless otherwise approved by the compensation committee of the Board, compensation and other benefits of any executive officer of the Company or any Subsidiary of the Company and, except as in existence as of the date hereof, the adoption or modification of any material benefit plans for employees of the Company or any Subsidiary of the Company;

(vi)          the approval of annual financial statements of the Company or any Subsidiary of the Company and the approval of filing of any material return or other document relating to income tax of the Company or any Subsidiary of the Company with any Person;

(vii)         entering into or amending any material contract of the Company or any of its Subsidiaries outside of the ordinary course of business;

(viii)        the initiation, failure to defend or appear, or settlement by the Company or any of its Subsidiaries of litigation, arbitration or other similar judicial or regulatory proceedings, except for litigation, arbitration or other similar proceedings relating to amounts of less than $250,000;

(ix)          any incurrence, creation or assumption of (or amendment of any instrument representing) Indebtedness (as such term is defined in the 2011 Merger Agreement) by the Company or any Subsidiary of the Company that is not set forth in the Annual Budget;

(x)           the making of any material loans or advances to, guarantees for the benefit of, or investments by the Company or any of its Subsidiaries in, any Person (other than (1) to the Company or a wholly owned Subsidiary of the Company, (2) loans or advances to officers and employees of the Company and its Subsidiaries made in the ordinary course of business, (3) trade credit in the ordinary course of business or (4) as set forth in the Annual Budget);

(xi)          any incurrence or refinancing of a Lien (as such term is defined in the 2011 Merger Agreement) on any material assets or property of the Company or any Subsidiary of the Company by the Company or any Subsidiary of the Company, other than (1) in the ordinary course of business, (2) in connection with any incurrence of Indebtedness (as such term is defined in the 2011 Merger Agreement) approved in accordance herewith or (3) as set forth in the Annual Budget;

(xii)         any adoption or modification of any material financial accounting methods, practices, procedures or policies (including material write-offs) or any material tax policies or elections (it being agreed that the Golden Gate Investor will be provided with notice as promptly as practicable prior to any such adoption or modification);

(xiii)        any change to the fiscal year of the Company (for federal income tax purposes, financial reporting purposes or otherwise); (*)

(xiv)                       removal or replacement of principal auditors unless such removal or replacement is approved by the audit committee of the Board; (*) (it being understood that if audit committee approval is obtained, no board or shareholder approval is required);

(xv)                          dividends or distributions by the Company to its Shareholders in respect of Company Securities, or any repurchase by the Company or any of its Subsidiaries of any Common Stock or other Company Securities; (*) provided, however, that the (*) does not apply with respect to (A) repurchases of Company Securities from former directors, officers and employees on the termination of service or employment or (B) any such dividend, distribution or repurchase made with respect to all Company Securities of a particular class or series on a pro rata basis in accordance with the Company’s articles of incorporation;

(xvi)                       any issuance or authorization of Company Securities or other securities of the Company or any of its Subsidiaries, or any interests convertible into or exchangeable for interests of the Company or any of its Subsidiaries; (*) provided, however, that the (*) does not apply to (A) this clause (xvi) if none of the DCP Investor, the Diamond Castle Fund or any Affiliate of any of the foregoing purchases or otherwise acquires any Company Securities in any issuance, or (B) any such issuances or authorizations in connection with an Initial Public Offering, or under or with respect to a Management Incentive Plan;

(xvii)       combination of shares, recapitalization (whether leveraged or otherwise), merger, consolidation, reorganization, reclassification or similar transaction affecting the Company or any Subsidiary of the Company or any participation outside the ordinary course of business in joint ventures, partnerships or similar arrangements between the Company or any Subsidiary of the Company and any third party; (*) provided, however, that the (*) does not apply to this clause (xvii) (A) if such combination, recapitalization, merger, consolidation, reorganization, reclassification or similar transaction is effected solely for purposes of completing an acquisition in accordance with the requirements of clause (xix) (without regard to the $10,000,000 threshold set forth in clause (xix)), (B) for any transaction described in clause (ix), (xi), (xv), (xx) or (xxii) of this Section 6.2, but only if such transaction is effected in accordance with the requirements of such clause (including the application of any (*) with respect thereto), (C) for any Drag-Along Sale effected in accordance with the requirements of Sections 3.5 and 3.6, or (D) in connection with an Initial Public Offering;

(xviii)      any sale or Transfer of all or substantially all of the assets or equity interests of the Company or any Subsidiary of the Company (whether effected by merger, consolidation, recapitalization, reorganization, reclassification or similar transaction; (*) provided, however, that the (*) does not apply to (A) any Drag-Along Sale effected in accordance with the requirements of Sections 3.5 and 3.6 or (B) in connection with an Initial Public Offering;

(xix)        any acquisition (in a single transaction or a series of related transactions) of assets or properties or a business or an entity (or a part thereof) (including by acquisition of securities or by merger or other transaction) by the Company or any Subsidiary of the Company, if the value of the assets or properties proposed to be acquired exceeds $10,000,000 in the aggregate and is not set forth in the Annual Budget;

(xx)         any capital or research and development expenditures by the Company or any Subsidiary of the Company, if the amount of the expenditures proposed to be made exceed the budgeted amounts specified in the Annual Budget by 10%;

(xxi)        any material sales, transfers, leases, pledges or other dispositions of any property or assets by the Company or any Subsidiary of the Company not set forth in the Annual Budget other than any such transaction made in the ordinary course of business;

(xxii)       the filing of any petition by or on behalf of the Company or any of its Subsidiaries seeking relief under any bankruptcy, insolvency or other similar law (other than an involuntary filing), or the voluntary dissolution, liquidation, winding up or reorganization of the Company or any Subsidiary of the Company;

(xxiii)      any transaction by the Company or any of its Subsidiaries (on the one hand) with the DCP Investor, any Diamond Castle Fund or any of their respective Affiliates (on the other hand), other than on terms not less favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable bona fide, arm’s length transaction with an independent third party (that is not its Affiliate) (it also being agreed that (A) the Golden Gate Investor shall be provided prior notice of any transaction by the Company or any of its Subsidiaries with the DCP Investor, any Diamond Castle Fund or any of their respective Affiliates involving aggregate payments in any single transaction or series of related transactions in excess of $250,000 and (B) if the Golden Gate Investor disputes that any such notified transaction meets the requirements set forth in this clause (xxiii), the Golden Gate Investor may obtain competitive quotes for alternative products and services of similar size, scope and quality which the Company shall duly consider in determining whether such alternative products and services provide terms more favorable than those proposed to be entered into by the Company with the DCP Investor, any Diamond Castle Fund or any of their respective Affiliates); (*) provided, however, that shareholder approval shall not be required for (A) the Monitoring Agreement (as in effect on the date hereof), (B) director indemnification (including entering into director indemnification agreements), director expense reimbursement or indemnity provided on behalf of directors of the Company or any Subsidiary of the Company as determined by the Board or senior management, or (C) transactions effected in accordance with the terms and conditions of Sections 3.4, 3.5, and 3.6 in this Agreement;

(xxiv)     any entry into any line of business by the Company of any Subsidiary of the Company or any material modification of the line of business of the Company or any Subsidiary of the Company, other than check cashing, payday lending, money transfers, tax preparation or any other financial services or any logical extensions of any of the foregoing; (*)

(xxv)      any other material matters not within the ordinary course of the Company’s business;

(xxvi)     settle or otherwise compromise any material issue in any federal, state or municipal tax or regulatory examination, tax audit or other proceeding; and

(xxvii)    any entry into, execution or delivery of any contract, agreement or understanding to do any of the foregoing. ((*) as it relates to the foregoing asterisked items only).

*   *   *   *   *

SCHEDULE 8.9

2006 ROLLOVER HOLDER OWNERS

2006 Rollover Holder Owner	2006 Rollover Holder

James H. Frauenberg	James H. Frauenberg 1998 Trust
James H. Frauenberg	James H. Frauenberg 1998 Descendants Trust
Michael W. Lenhart	Michael W. Lenhart 1998 Trust
Michael W. Lenhart	Michael W. Lenhart 1998 Descendants Trust